Exhibit 1.1

DATED August 31, 2020

YUM CHINA HOLDINGS, INC.

GOLDMAN SACHS (ASIA) L.L.C.

CITIGROUP GLOBAL MARKETS ASIA LIMITED

CMB INTERNATIONAL CAPITAL LIMITED

UBS AG HONG KONG BRANCH

AND

THE HONG KONG UNDERWRITERS

(whose names appear in Schedule 1)

HONG KONG UNDERWRITING AGREEMENT

relating to a public offering in Hong Kong of

initially 1,676,500 Shares of par value of

US$0.01 per Share in the capital of

Yum China Holdings, Inc.

Contents

Clause		Page
1	DEFINITIONS AND INTERPRETATION	1

2	CONDITIONS	10

3	APPOINTMENTS	12

4	THE HONG KONG PUBLIC OFFERING	15

5	ALLOTMENT AND PAYMENT	19

6	COMMISSIONS AND COSTS	21

7	STABILIZATION	22

8	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	22

9	RESTRICTIONS ON ISSUE OR DISPOSAL OF SECURITIES	25

10	FURTHER UNDERTAKINGS	25

11	TERMINATION	28

12	INDEMNITY	29

13	ANNOUNCEMENTS	32

14	CONFIDENTIALITY	32

15	NOTICES	33

16	GOVERNING LAW; DISPUTE RESOLUTION; WAIVER OF IMMUNITY	34

17	GENERAL PROVISIONS	35

18	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES	38

SCHEDULE 1 THE HONG KONG UNDERWRITERS		39

SCHEDULE 2 THE WARRANTIES		42

SCHEDULE 3 CONDITIONS PRECEDENT DOCUMENTS		53

SCHEDULE 4 SET-OFF ARRANGEMENTS		57

SCHEDULE 5 ADVERTISING ARRANGEMENTS		58

i

THIS AGREEMENT is made on August 31, 2020

BETWEEN:

(1)

YUM CHINA HOLDINGS, INC., a company incorporated in the State of Delaware of the United States of America, having its registered address at the office of Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, U.S. (the “Company”);

(2)	GOLDMAN SACHS (ASIA) L.L.C. (incorporated in Delaware, U.S.A. with limited liability) of 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (“Goldman Sachs”);

(3)	CITIGROUP GLOBAL MARKETS ASIA LIMITED of 50th Floor, Champion Tower, 3 Garden Road, Central, Hong Kong (“Citi”);

(4)	CMB INTERNATIONAL CAPITAL LIMITED of 45/F, Champion Tower, 3 Garden Road, Central, Hong Kong (“CMBI”);

(5)

UBS AG HONG KONG BRANCH (a company incorporated in Switzerland with limited liability, acting through its Hong Kong branch) of 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, and which is a licensed corporation (CE number: AEP554) and licensed to carry out Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance), Type 7 (providing automated trading services) and Type 9 (asset management) regulated activities under the Securities and Futures Ordinance (“UBS”); and

(6)	THE HONG KONG UNDERWRITERS whose names and addresses are set out in Schedule 1 (the “Hong Kong Underwriters”).

RECITALS:

(A)

The Company is incorporated in the State of Delaware of the United States of America and is registered in Hong Kong as a non-Hong Kong company under Part 16 of the Companies Ordinance. As at the date of this Agreement, the Company has an authorized share capital of 1,000,000,000 Shares with a par value of US$0.01 each and 100,000,000 shares of preferred stock with a par value of US$0.01 each.

(B)

The Company proposes to conduct the Global Offering pursuant to which it will offer and sell Shares to the public in Hong Kong in the Hong Kong Public Offering and will concurrently offer and sell Shares pursuant to an automatic shelf registration statement in the United States and outside of the United States to institutional and professional investors and other investors expected to have a sizeable demand for the Shares in the International Offering.

(C)

In conjunction with the Global Offering, the Company has made an application to the SEHK for the listing of, and permission to deal in, the Shares on the Main Board of the SEHK (including any additional Shares to be issued pursuant to any exercise of the Over-Allotment Option and any Shares that may be issued pursuant to the 2016 Plan, the Warrant 1 and the Warrant 2). Goldman Sachs is acting as the sole sponsor in relation to the Company’s listing application.

(D)	The Hong Kong Underwriters have agreed to severally underwrite the Hong Kong Public Offering upon and subject to the terms and conditions hereinafter contained.

(E)

The Company has agreed to give the representations, warranties, undertakings and indemnities set out herein in favour of the Sole Sponsor, the Joint Global Coordinators, the Joint Bookrunners and the Hong Kong Underwriters.,

Page 0

(F)

The Company and the International Underwriters intend to enter into the International Underwriting Agreement providing for the International Underwriters to severally purchase or procure investors to purchase Shares offered by the Company in the International Offering, upon and subject to the terms and conditions therein contained. The Company further intends to grant the Over-Allotment Option to the International Underwriters to severally purchase or procure investors to purchase from the Company additional Shares as may be necessary to cover any over-allotments made in the International Offering, upon and subject to the terms and conditions of the International Underwriting Agreement.

(G)

The Company has appointed Computershare Investor Services Limited and Computershare Hong Kong Investor Services Limited to act as its Hong Kong share registrar and IPO Service Agent in relation to the Global Offering, respectively.

(H)

The Company has appointed Bank of China (Hong Kong) Limited to act as the receiving bank in relation to the Hong Kong Public Offering and Bank of China (Hong Kong) Nominees Limited to act as the nominee to hold the application monies received by the receiving bank under the Hong Kong Public Offering.

(I)

At a meeting of the board of directors of the Company held on August 28, 2020, resolutions were passed pursuant to which, inter alia, the Directors approved, and any Director, the Chief Executive Officer, the Chief Financial Officer or the Chief Legal Officer of the Company or his/her properly appointed attorney, each acting alone, was authorized to sign on behalf of the Company, this Agreement and all the other relevant documents in connection with the Global Offering.

NOW IT IS HEREBY AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1

Introduction: Except where the context otherwise requires, in this Agreement, including the Recitals and the Schedules, the following terms and expressions shall have the respective meanings set out below:

“2016 Plan” means the long-term incentive plan of the Company effective on October 31, 2016, pursuant to which employees and non-employee directors of the Company may be granted stock options, incentive options, share appreciation rights, restricted stock, stock units, restricted share units, performance shares, performance units, and cash incentive awards;

“2019 Form 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2019;

“Acceptance Date” means September 4, 2020, being the date on which the Application Lists close in accordance with the provisions of Clause 4.4;

“Accepted Hong Kong Public Offering Applications” means the Hong Kong Public Offering Applications which are from time to time been accepted in whole or in part, pursuant to Clause 4.5;

“Accounts” means the audited consolidated financial statements of the Group as of and for the three years ended December 31, 2017, 2018 and 2019 and the six months ended June 30, 2020, and all related notes as set out in Appendix I to the Hong Kong Prospectus;

“Admission” means the grant by the Listing Committee of the SEHK of the listing of, and permission to deal in, the Shares on the Main Board of the SEHK (including any additional Shares to be issued pursuant to (a) the Global Offering (including the Shares which may be issued upon the exercise of the Over-Allotment Option) and (b) the 2016 Plan, the Warrant 1 and the Warrant 2);

“Application Form(s)” means the GREEN application form(s) to be completed by the White Form eIPO Service Provider in connection with the Hong Kong Public Offering;

“Application Lists” means the application lists in respect of the Hong Kong Public Offering referred to in Clause 4.4;

“Application Proof” means the application proof of the prospectus of the Company dated June 5, 2020;

“Approvals and Filings” means all approvals, consents, permissions, certificates, authorizations, licenses, permits, clearances, orders, concessions, qualifications, registrations, declarations and/or filings ;

“Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational;

“Basic Prospectus” means prospectus included in the Registration Statement covering the Shares, including the Offer Shares, dated August 28, 2020 in the form most recently filed with the SEC on or prior to the date of the International Underwriting Agreement;

“Board” means the Board of Directors of the Company;

“Brokerage” means the brokerage at the rate of 1.0% of the Public Offer Price in respect of the Hong Kong Offer Shares or 1.0% of the International Offer Price in respect of the International Offer Shares (as the case may be), payable by investors in the Global Offering;

“Business Day” means a day (other than Saturday, Sunday or public holiday) on which banking institutions in Hong Kong are open generally for normal banking business;

“Bylaws” means the bylaws of the Company, as amended from time to time

“CCASS” means the Central Clearing and Settlement System established and operated by HKSCC;

“Certificate of Incorporation” means the certificate of incorporation of the Company, effective from time to time;

“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong);

“Companies (Winding Up and Miscellaneous Provisions) Ordinance” means the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong);

“Conditions” means the conditions precedent set out in Clause 2.1;

“Conditions Precedent Documents” means the documents listed in Parts A and B of Schedule 3;

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Contracts (Rights of Third Parties) Ordinance” means the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong), as amended or supplemented from time to time;

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

“Directors” means the directors of the Company whose names are set out in the section headed “Directors, Senior Management and Employees” of the Hong Kong Prospectus;

“Encumbrance” means any mortgage, charge, pledge, lien or other security interest or any option, restriction, right of first refusal, right of pre-emption or other third party claim, right, interest or preference or any other encumbrance of any kind;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time;

“Final Prospectus” means the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act);

“Formal Notice” means the press announcement in agreed form to be issued in connection with the Hong Kong Public Offering pursuant to the Listing Rules;

“General Disclosure Package” means any General Use Issuer Free Writing Prospectus(es) issued at or prior to the Time of Sale, the Preliminary Prospectus, and the other information, if any, stated in Schedule II(c) to the International Underwriting Agreement, all considered together;

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II-A to the International Underwriting Agreement;

“Global Offering” means the Hong Kong Public Offering and the International Offering;

“Group” means the Company and all of its Subsidiaries, and the expression “member of the Group” shall be construed accordingly;

“HK$” or “Hong Kong dollars” means Hong Kong dollars, the lawful currency of Hong Kong;

“HKSCC” means Hong Kong Securities Clearing Company Limited;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“Hong Kong Offer Shares” means 1,676,500 new Shares being initially offered by the Company under the Hong Kong Public Offering, subject to adjustment and reallocation as provided in Clauses 2.6, 4.11 and 4.12, as applicable;

“Hong Kong Prospectus” means the prospectus in agreed form, relating to the Hong Kong Public Offering, to be issued by the Company;

“Hong Kong Prospectus Date” means the date of issue of the Hong Kong Prospectus, which is expected to be on or around September 1, 2020;

“Hong Kong Public Offering” means the offering and sale of the Hong Kong Offer Shares to the public in Hong Kong upon and subject to the terms and conditions of this Agreement and the Hong Kong Public Offering Documents;

“Hong Kong Public Offering Applications” means applications to purchase Hong Kong Offer Shares made on the Application Forms and accompanied by checks or cashier’s orders for the full amount payable that are honored on first presentation and otherwise made in compliance with the terms of the Hong Kong Public Offering Documents, including for the avoidance of doubt Hong Kong Underwriter’s Applications;

“Hong Kong Public Offering Documents” means the Hong Kong Prospectus and the Application Forms;

“Hong Kong Public Offering Over-Subscription” has the meaning ascribed to it in Clause 4.11;

“Hong Kong Public Offering Under-Subscription” has the meaning ascribed to it in Clause 4.6;

“Hong Kong Registrar” means Computershare Investor Services Limited;

“Hong Kong Public Offering Underwriting Commitment” means, in relation to any Hong Kong Underwriter, the number of Hong Kong Offer Shares which such Hong Kong Underwriter has agreed to procure applications to purchase, or failing which itself as principal apply to purchase, pursuant to the terms of this Agreement, being such number calculated by applying the percentage set forth opposite the name of such Hong Kong Underwriter in Schedule 1 to the aggregate number of Hong Kong Offer Shares determined after taking into account any reduction pursuant to Clause 2.6 and 4.12, as applicable, but not in any event exceeding the maximum number of Hong Kong Offer Shares as shown opposite the name of such Hong Kong Underwriter in Schedule 1;

“Hong Kong Underwriter’s Application” means, in relation to any Hong Kong Underwriter, a Hong Kong Public Offering Application made or procured to be made by such Hong Kong Underwriter as provided in Clause 4.7 which is applied to reduce the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter pursuant to Clause 4.7;

“Internal Controls Consultant” means KPMG Huazhen LLP Shanghai Branch;

“International Offer Price” means the final price per Share (exclusive of the Brokerage, the Trading Fee and the Transaction Levy) at which the International Offer Shares are to be purchased under the Global Offering;

“International Offer Shares” means 40,234,200 Shares initially proposed to be offered by the Company for purchase by, or by purchasers procured by, the International Underwriters under the International Offering, subject to adjustment and reallocation in accordance with the International Underwriting Agreement, together with the Option Shares;

“International Offering” means the proposed offering and sale by the Company through the International Underwriters or their respective affiliates of the International Offer Shares in the United States under the International Underwriting Agreement and pursuant to the Registration Statement and outside the United States in offshore transactions, upon and subject to the terms and conditions of the International Underwriting Agreement;

“International Offering Documents” means the Preliminary Prospectus and the Final Prospectus;

“International Offering Underwriting Commitment” means, in relation to any International Underwriter, the number of International Offer Shares in respect of which such International Underwriter has agreed to purchase or procure investors to purchase pursuant to the terms of the International Underwriting Agreement, subject to adjustment and reallocation in accordance with the International Underwriting Agreement and subject to the Over-Allotment Option;

“International Underwriters” mean the persons named as such in the International Underwriting Agreement;

“International Underwriting Agreement” means the international underwriting agreement relating to the International Offering to be entered into between, among others, the Company, the Joint Global Coordinators and the International Underwriters;

“Investor Presentation Materials” means all information, materials and documents issued, given or presented in any of the investor presentations and/or roadshow presentations conducted by or on behalf of the Company in connection with the Global Offering;

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the International Offer Shares in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act;

“IPO Services Agent” means Computershare Hong Kong Investor Services Limited;

“Joint Bookrunners” means Goldman Sachs, Citi (in relation to the Hong Kong Public Offering only), Citigroup Global Markets Limited (in relation to the International Offering only), CMBI and UBS;

“Joint Global Coordinators” means Goldman Sachs, Citi, CMBI and UBS;

“Joint Lead Managers” means Goldman Sachs, Citi (in relation to the Hong Kong Public Offering only), Citigroup Global Markets Limited (in relation to the International Offering only), CMBI and UBS;

“Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, all regulations, rules (including the Listing Rules), orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority);

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule II-B to the International Underwriting Agreement;

“Listing Committee” means the listing committee of the SEHK;

“Listing Date” means the first day on which the Shares commence trading on the SEHK (which is expected to be on September 10, 2020);

“Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and the listing decisions, guidelines and other requirements of the SEHK;

“Nominee” means Bank of China (Hong Kong) Nominees Limited;

“Offer Shares” means the Hong Kong Offer Shares offered at the Public Offer Price and the International Offer Shares offered at the International Offer Price, each being offered under the Global Offering, together with any additional Shares to be issued pursuant to the exercise of the Over-Allotment Option;

“Offering Documents” means the Hong Kong Public Offering Documents and the International Offering Documents and any other document issued, given or used by the Company in connection with the contemplated offering and sale of the Offer Shares or otherwise in connection with the Global Offering, including, without limitation, any Investor Presentation Materials relating to the Offer Shares and, in each case, all amendments or supplements thereto, whether or not approved by the Sole Sponsor, the Joint Global Coordinators or any of the Underwriters;

“Operative Documents” means the Price Determination Agreement, the Receiving Bank Agreement and the Registrar Agreement;

“Option Shares” means up to 6,286,600 additional Shares to be purchased by, or by investors procured by, the International Underwriters from the Company pursuant to the Over-Allotment Option;

“Over-Allotment Option” means the option to be granted under the International Underwriting Agreement by the Company to the International Underwriters, exercisable by the Joint Global Coordinators on behalf of the International Underwriters, to severally purchase or procure investors to purchase from the Company all or a portion of the Option Shares as may be necessary to cover, among other things, over-allotments made in connection with the International Offering;

“PHIP” means the post hearing information pack of the Company posted on the SEHK’s website at www.hkexnews.hk on August 28, 2020, including each amendment and supplement thereto posted on the SEHK’s website;

“PRC” means the People’s Republic of China, which for the purposes of this Agreement shall not include Hong Kong, Taiwan and the Macau Special Administrative Region of the People’s Republic of China;

“Preliminary Prospectus” means the Basic Prospectus, as supplemented by the preliminary form of the Final Prospectus filed with the SEC pursuant to Rule 424 under the Securities Act;

“Price Determination Agreement” means the agreement in agreed form to be entered into between the Company and the Joint Global Coordinators (on behalf of the Underwriters) on the Price Determination Date to record the Public Offer Price and the International Offer Price;

“Price Determination Date” means the date on which the Public Offer Price and the International Offer Price are fixed for the purposes of the Global Offering;

“Public Offer Price” means the final price per Share (exclusive of the Brokerage, the Trading Fee and the Transaction Levy) at which the Hong Kong Offer Shares are to be purchased under the Global Offering;

“Receiving Bank” means Bank of China (Hong Kong) Limited;

“Receiving Bank Agreement” means the agreement dated August 29, 2020 entered into between the Company, the Receiving Bank, the Joint Global Coordinators and the Nominee;

“Registrar Agreement” means the agreement dated August 30, 2020 entered into between the Company and the Hong Kong Registrar;

“Registration Statement” means the registration statement, which was filed with the SEC on Form S-3 (No. 333-248449), relating to the Shares of the Company, including the Offer Shares, to be issued from time to time by the Company, as amended to the date of the International Underwriting Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to the Securities Act;

“Reporting Accountants” means KPMG;

“RMB” or “Renminbi” means renminbi, the lawful currency of the PRC;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended from time to time;

“Securities and Futures Ordinance” means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended from time to time;

“SEHK” or “Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“SFC” means the Securities and Futures Commission of Hong Kong;

“Shares” means shares of common stock of US$0.01 each in the issued share capital of the Company;

“Sole Sponsor” means Goldman Sachs;

“Sponsor’s Engagement Letter” means the engagement letter dated January 7, 2020 between the Company and the Sole Sponsor;

“Stabilizing Manager” means Goldman Sachs;

“Subsidiaries” means the subsidiaries of the Company;

“Taxation” or “Taxes” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation;

“Trading Fee” means the trading fee at the rate of 0.005% of the Public Offer Price in respect of the Hong Kong Offer Shares, or 0.005% of the International Offer Price in respect of the International Offer Shares (as the case may be), imposed by the SEHK;

“Transaction Levy” means the transaction levy at the rate of 0.0027% of the Public Offer Price in respect of the Hong Kong Offer Shares, or 0.0027% of the International Offer Price in respect of the International Offer Shares (as the case may be), imposed by the SFC;

“Underwriters” means the Hong Kong Underwriters and the International Underwriters;

“U.S.” and “United States” means the United States of America;

“US$” means United States dollars, the lawful currency of the United States;

“U.S. Person” has the meaning provided in Rule 902 of Regulation S of the Securities Act;

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder;

“Verification Notes” means the verification notes relating to the Hong Kong Prospectus, copies of which have been signed and approved by, among others, the Directors;

“Warrant 1” means the first tranche of warrants initially issued to Primavera (as defined in the Hong Kong Prospectus) and Ant Financial (as defined in the Hong Kong Prospectus) on January 9, 2017 under the investment agreement dated September 1, 2016, pursuant to which the holders thereof are entitled to purchase 7,309,057 and 891,348 Shares of common stock, respectively, at an initial exercise price of US$31.40 per Share;

“Warrant 2” means the second tranche of warrants initially issued to Primavera and Ant Financial on January 9, 2017 under the investment agreement dated September 1, 2016, pursuant to which the holders thereof are entitled to purchase the same number of Shares of common stock purchasable by Primavera and Ant Financial respectively, under Warrant 1, at an initial exercise price of US$39.25 per Share;

“Warranties” means the representations, warranties, agreements and undertakings of the Company as set out in Schedule 2;

“White Form eIPO Service” means the facility offered by the Company through the White Form eIPO Service Provider as the service provider designated by the Company allowing investors to apply electronically to purchase Offer Shares in the Hong Kong Public Offering on a website designated for such purpose, as provided for and disclosed in the Hong Kong Prospectus; and

“White Form eIPO Service Provider” means Computershare Hong Kong Investor Services Limited.

1.2	Headings: The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.3

Recitals and Schedules: The Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and the Schedules.

1.4	References: Except where the context otherwise requires, in this Agreement:

(a)

references to any statute or statutory provisions, or rules or regulations (whether or not having the force of law), shall be construed as references to the same as amended, varied, modified, consolidated, re-enacted and/or replaced from time to time (whether before or after the date of this Agreement) and to any subordinate legislation made under such statutes or statutory provisions;

(b)

references to an “affiliate”, in relation to any person, shall be to any other person which directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person; for the purposes of the foregoing, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “controlled by” and “under common control with” shall be construed accordingly;

(c)	references to “Clauses”, “Recitals” and “Schedules” are to clauses of and recitals and schedules to this Agreement;

(d)

the terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms, shall in each case refer to this Agreement as a whole and not to any particular clause, paragraph, sentence, schedule or other subdivision of this Agreement;

(e)	the term “or” is not exclusive;

(f)	references to “persons” shall include bodies corporate, unincorporated associations and partnerships;

(g)	the terms “purchase” and “purchaser”, when used in relation to the Shares, shall include, respectively, a subscription for the Shares and a subscriber for the Shares;

(h)	the terms “sell” and “sale”, when used in relation to the Shares, shall include an allotment or issuance of the Shares by the Company;

(i)	references to a “subsidiary” or “holding company” shall be to the same as defined in Part 1 Division 4 of the Companies Ordinance;

(j)	references to a document being “in agreed form” shall mean in the form of the draft thereof agreed in writing between the Company and the Joint Global Coordinators;

(k)	references to a “certified true copy” means a copy certified as a true copy by a Director or the secretary of the Company or the legal counsel to the Company;

(l)	references to writing shall include any mode of reproducing words in a legible and non-transitory form;

(m)	references to times of day and dates are to Hong Kong times and dates, respectively;

(n)	references to one gender shall include the other genders; and

(o)	references to the singular shall include the plural and vice versa.

2	CONDITIONS

2.1	Conditions precedent: The obligations of the Hong Kong Underwriters under this Agreement are conditional on:

(a)

the Sole Sponsor and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters and the International Underwriters, as the case may be) receiving from the Company all Conditions Precedent Documents as set out in Part A of Schedule 3 and Part B of Schedule 3, in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators, not later than 8:00 p.m. on the Business Day immediately before the Hong Kong Prospectus Date and 8:00 p.m. on the Business Day immediately before the Listing Date, respectively;

(b)

the issue by the SEHK of a certificate of authorization of registration in respect of the Hong Kong Prospectus and the Application Forms and the registration by the Registrar of Companies in Hong Kong of one copy of each of the Hong Kong Prospectus and the Application Forms, duly certified by two Directors (or by their attorneys duly authorized in writing) as having been approved by resolutions of the board of directors of the Company and having attached thereto all necessary consents and documents required by section 342C (subject to any certificate of exemption granted pursuant to section 342A) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance, not later than 6:00 p.m. on the Business Day before the Hong Kong Prospectus Date;

(c)

Admission having occurred and become effective (either unconditionally or subject only to allotment and issue of the relevant Offer Shares, dispatch or availability for collection of share certificates in respect of the Offer Shares and/or such other conditions as may be acceptable to the Joint Global Coordinators (for and on behalf of the Hong Kong Underwriters)) on or before the Listing Date (or such later date as the Joint Global Coordinators may (for and on behalf of the Hong Kong Underwriters) agree in writing) and Admission not subsequently having been revoked prior to the commencement of trading of the Shares on the SEHK;

(d)

admission into CCASS in respect of the Shares having occurred and become effective (either unconditionally or subject only to allotment and issue of the relevant Offer Shares, dispatch or availability for collection of share certificates in respect of the Offer Shares and/or such other conditions as may be acceptable to the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters)) on or before the Listing Date (or such later date as the Joint Global Coordinators may (for themselves and on behalf of the Hong Kong Underwriters) agree in writing);

(e)

the Public Offer Price and the International Offer Price having been fixed, and the Price Determination Agreement having been duly executed by the Company and the Joint Global Coordinators (on behalf of the Underwriters), on the Price Determination Date in accordance with Clause 2.5 and such agreement not subsequently having been terminated;

(f)

the execution and delivery of the International Underwriting Agreement by the parties thereto on the Price Determination Date, the obligations of the International Underwriters under the International Underwriting Agreement having become unconditional in accordance with its terms, save for the condition therein relating to the obligations of the Hong Kong Underwriters under this Agreement (and any condition for this Agreement to become unconditional), and the International Underwriting Agreement not having been terminated in accordance with its terms or otherwise, prior to 8:00 a.m. on the Listing Date;

(g)

the Warranties being true, accurate, not misleading and not breached on and as of the date of this Agreement and the dates and times on which they are deemed to be repeated under this Agreement (as though they had been given and made on such dates and times by reference to the facts and circumstances then subsisting);

(h)

the Company having complied with this Agreement and satisfied all the obligations and conditions on its part under this Agreement to be performed or satisfied (or otherwise waived in accordance with the terms stated herein) on or prior to the respective times and dates by which such obligations must be performed or such conditions must be met, as the case may be; and

(i)

all the waivers and/or exemptions stated in the Hong Kong Prospectus to be granted by the Stock Exchange or the SFC are granted and not otherwise been revoked, withdrawn, amended or invalidated prior to 8.00 am on the Listing Date.

2.2

Procure fulfilment: The Company undertakes to the Hong Kong Underwriters to procure the fulfilment of the Conditions on or before the relevant time or date specified therefor and, in particular, shall furnish such information, supply such documents, pay such fees, give such undertakings and do all acts and things as may be reasonably required by the Joint Global Coordinators (on behalf of the Hong Kong Underwriters), the Sole Sponsor, the SEHK, the SFC and the Registrar of Companies in Hong Kong for the purposes of or in connection with the listing of the Shares on the Main Board of the Stock Exchange and the fulfilment of such Conditions.

2.3

Extension: The Sole Sponsor and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) shall have the right, in their sole and absolute discretion, on or before the last day on which each of the Conditions is required to be fulfilled, either:

(a)

to extend the deadline for the fulfilment of any Condition by such number of days or in such manner as the Sole Sponsor and the Joint Global Coordinators may determine (in which case the Sole Sponsor and the Joint Global Coordinators shall be entitled to extend the other dates or deadlines referred to in this Agreement in such manner as it deems appropriate, provided that no extension shall be made beyond October 1, 2020 and any such extension and the new timetable shall be notified by the Sole Sponsor and the Joint Global Coordinators to the other parties to this Agreement as soon as practicable after any such extension is made); or

(b)	in respect of the Condition set out in Clause 2.1(a), to waive or modify (in whole or in part and with or without condition(s) attached) such Condition.

2.4

Conditions not satisfied: Without prejudice to Clause 2.3, if any of the Conditions shall not have been fulfilled in accordance with the terms hereof on or before the date or time specified therefor without any subsequent extension of time or waiver or modification in accordance with the terms hereof, this Agreement shall terminate with immediate effect and the provisions of Clause 11.2 shall apply.

2.5

Determination of Public Offer Price and the International Offer Price: The Company and the Joint Global Coordinators (on behalf of the Underwriters) shall meet or otherwise communicate as soon as reasonably practicable, after the book-building process in respect of the International Offering has been completed, with a view to agreeing the price at which the Hong Kong Offer Shares and the International Offer Shares will be offered pursuant to the Global Offering. The Company and the Joint Global Coordinators may agree on the price at which the International Offer Shares will be offered at a level higher than that of the Hong Kong Offer Shares if (a) the Hong Kong dollar equivalent of the closing trading price of the Shares on the NYSE on the last trading day on or before the Price Determination Date were to exceed the maximum Public Offer Price as stated in the Hong Kong Prospectus and/or (b) the Company and the Joint Global Coordinators believe that it is in the best interest of the Company as a listed company to set the International Offer Price at a level higher than the maximum Public Offer Price based on the level of interest expressed by professional and institutional investors during the bookbuilding process. If the International Offer Price is set at or lower than the maximum Public Offer Price, the Public Offer Price must be set at such price which is equal to the International Offer Price. In no circumstances will the Public Offer Price be set above the maximum Public Offer Price as stated in the Hong Kong Prospectus or the International Offer Price. If the Company and the Joint Global Coordinators reach agreement on the said prices, which is expected to be agreed by Friday, September 4, 2020, then such agreed prices shall represent the International Offer Price and Public Offer Price for the purposes of the Global Offering and for this Agreement and the parties shall record the agreed price by executing the Price Determination Agreement. If no such agreement is reached and the Price Determination Agreement is not signed by Wednesday, September 9, 2020, the provisions of Clause 2.4 shall apply.

2.6

Reduction of number of Offer Shares: The Joint Global Coordinators (on behalf of the Underwriters) may, where considered appropriate, based on the level of interest expressed by prospective investors during the book-building process in respect of the International Offering, and with the consent of the Company, reduce the number of Offer Shares initially offered in the Global Offering at any time prior to the morning of the Acceptance Date, in which event the Company shall, as soon as practicable following the decision to make such reduction and, in any event, not later than the morning of the Acceptance Date, cause a notice of the reduction in the number of Offer Shares initially offered in the Global Offering to be published on the website of the Company at www.yumchina.com and the website of the Stock Exchange at www.hkexnews.hk and comply with the Laws applicable to that reduction.

3	APPOINTMENTS

3.1

Joint global coordinators, joint bookrunners and joint lead managers: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of (a) the Joint Global Coordinators as the joint global coordinators of the Global Offering, and each of Joint Global Coordinators, relying on the Warranties and subject as hereinafter mentioned, hereby confirms and acknowledges its acceptance of such appointment; (b) the Joint Bookrunners as the joint bookrunners of the Global Offering, and each of the Joint Bookrunners, relying on the Warranties and subject as hereinafter mentioned, hereby confirms and acknowledges its acceptance of such appointment; and (c) the Joint Lead Managers as the joint lead managers of the Global Offering, and each of the Joint Lead Managers, relying on the Warranties and subject as hereinafter mentioned, hereby confirms and acknowledges its acceptance of such appointment;

3.2

Sole sponsor: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of Goldman Sachs to act as the sole sponsor of the Company in relation to its application for Admission. Goldman Sachs, relying on the Warranties and subject as hereinafter mentioned, hereby confirms its acceptance of such appointment.

3.3

Hong Kong underwriters: The Company hereby appoints the Hong Kong Underwriters, to the exclusion of all others, to underwrite the Hong Kong Public Offering, and the Hong Kong Underwriters, relying on the Warranties, severally (and not jointly or jointly and severally) accept such appointment, upon and subject to the terms and conditions of this Agreement.

3.4

Delegation: Each appointment referred to in Clauses 3.1 to 3.3 is made on the basis, and on terms, that each appointee is irrevocably authorized to delegate all or any of its relevant rights, duties, powers and discretions in such manner and on such terms as it thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Company) to any one or more of its affiliates, provided that (i) such affiliates are permitted by applicable Laws to discharge the duties conferred upon to them by such delegation; and (ii) the appointee shall remain responsible for all acts and omissions of its delegates.

3.5

Conferment of authority: The Company hereby confirms that the foregoing appointments under Clauses 3.1 to 3.3 confer on each of the appointees and their respective delegates under Clause 3.4 all rights, powers, authorities and discretions on behalf of the Company which are necessary for, or incidental to, the proper performance of such appointee’s roles as a sponsor, global coordinator, lead manager, bookrunner or Hong Kong Underwriter (as the case may be) and hereby agrees to ratify and confirm everything each such appointee or each such delegate has done or shall properly do within the scope of such appointments or in the proper exercise of such rights, powers, authorities and discretions.

3.6

No fiduciary relationship: The Company acknowledges and agrees that the Hong Kong Underwriters, in their roles as such, are acting solely as underwriters in connection with the Hong Kong Public Offering, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering, and the Sole Sponsor, in its role as such, is acting solely as sponsor in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the Hong Kong Underwriters, the Joint Global Coordinators and the Sole Sponsor are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the Hong Kong Underwriters, the Joint Global Coordinators or the Sole Sponsor, as applicable, act or be responsible as a fiduciary or adviser to the Company, their respective directors, management, shareholders or creditors or any other person in connection with any activity that the Hong Kong Underwriters, the Joint Global Coordinators or the Sole Sponsor, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the listing of the Shares on the SEHK, either before or after the date hereof.

Each of the Hong Kong Underwriters, the Joint Global Coordinators and the Sole Sponsor hereby expressly for itself and for its delegates disclaims any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the Hong Kong Underwriters, the Joint Global Coordinators or the Sole Sponsor, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Hong Kong Underwriters, the Joint Global Coordinators or the Sole Sponsor, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company. None of the Hong Kong Underwriters, the Joint Global Coordinators or the Sole Sponsor is advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and the Company must consult its own advisers concerning such matters. The Hong Kong Underwriters, the Joint Global Coordinators and the Sole Sponsor will have no responsibility or liability to the Company with respect thereto.

The Company, on the one hand, and the Hong Kong Underwriters, the Sole Sponsor or the Joint Global Coordinators, as applicable, on the other hand, agree that the Hong Kong Underwriters, the Joint Global Coordinators or the Sole Sponsor, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company (except and solely, with respect to the Joint Global Coordinators, for the limited purposes of arranging payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Clause 5.4 hereof, and with respect to the Hong Kong Underwriters, for the limited purposes of procuring applications to purchase Unsold Hong Kong Offer Shares as set forth in Clause 4.6 hereof) nor the fiduciary or adviser of the Company, and none of the Hong Kong Underwriters, the Joint Global Coordinators and the Sole Sponsor has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the Hong Kong Underwriters, the Joint Global Coordinators and the Sole Sponsor has advised or is currently advising the Company on other matters).

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Hong Kong Underwriters, the Joint Global Coordinators and the Sole Sponsor with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

3.7

No liability for Public Offer Price, International Offer Price and Offering Documents: Notwithstanding anything contained in this Agreement, none of the Sole Sponsor, the Joint Global Coordinators, the Hong Kong Underwriters and the other Indemnified Parties (as defined in Clause 12.1 hereof) shall have any liability whatsoever to the Company or any other person in respect of the following matters (it being acknowledged by the parties that the Company is solely responsible in this regard):

(a)	any alleged insufficiency of the Public Offer Price, the International Offer Price or any dealing price of the Offer Shares; and

(b)	any of the matters referred to in Clauses 12.1(a) to 12.1.2,

and, subject to the provisions in Clause 12, each Indemnified Party and each Underwriter Indemnified Party (as defined in Clause 12.2 hereof) shall be entitled pursuant to the indemnities contained in Clause 12 to recover any Loss (as defined in Clause 12.1) incurred or suffered or made as a result of or in connection with any of the foregoing matters.

3.8

Several obligations: Any transaction carried out by any of the appointees pursuant to its appointment under Clauses 3.1 to 3.3, as applicable, or by any of the delegates under Clause 3.4 of such appointee within the scope of the appointments, powers, authorities and/or discretions in this Agreement (other than a purchase of any Hong Kong Offer Shares by such appointee as principal and any stabilization activity in accordance with Clause 7.1) shall constitute a transaction as contemplated under this Agreement and not on account of or for any of the other appointees under Clauses 3.1 to 3.3 or their respective delegates under Clause 3.4. None of the appointees under Clauses 3.1 to 3.3 will be liable for any failure on the part of any of the other appointees to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other appointees to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the appointees under Clauses 3.1 to 3.3 shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other appointees.

3.9

Sub-underwriting: The Hong Kong Underwriters shall be entitled to enter into sub-underwriting agreements in respect of any part of their respective Hong Kong Public Offering Underwriting Commitments, provided that no Hong Kong Underwriter shall offer or sell any Hong Kong Offer Shares in connection with any such sub-underwriting arrangements to any person in respect of whom such offer or sale would be in contravention of the Listing Rules, applicable Laws (including but not limited to U.S. securities related laws) or any selling restrictions set out in any of the Offering Documents. All sub-underwriting commission shall be borne by the relevant Hong Kong Underwriter and shall not be for the account of the Company.

4	THE HONG KONG PUBLIC OFFERING

4.1

Hong Kong Public Offering: The Company shall offer and sell the Hong Kong Offer Shares upon and subject to the terms and conditions set out in the Hong Kong Public Offering Documents and this Agreement. Subject to the registration of the Hong Kong Prospectus by the Company or counsel for the Company on the Company’s behalf, the Sole Sponsor shall arrange for and the Company shall cause, the Formal Notice to be published on the official website of the SEHK and in the newspapers on the day(s) specified in Schedule 5 (or such other publication(s) and/or day(s)) as may be agreed by the Company and the Sole Sponsor).

4.2

Receiving Bank and Nominee: The Company has appointed the Receiving Bank to receive applications and application monies under the Hong Kong Public Offering and has appointed the Nominee to hold the application monies received by the Receiving Bank under the Hong Kong Public Offering, in each case upon and subject to terms and the conditions contained in the Receiving Bank Agreement. The Company shall procure the Nominee to undertake to hold and deal with such application monies upon and subject to the terms and conditions contained in the Receiving Bank Agreement.

4.3

IPO Services Agent and White Form eIPO Service: The Company has appointed the IPO Services Agent to provide services in connection with the processing of the Hong Kong Public Offering Applications and the provision of the White Form eIPO Service upon and subject to the terms and conditions of the Registrar Agreement. The Company undertakes with the Hong Kong Underwriters to procure that the IPO Services Agent shall do all such acts and things as may be reasonably required to be done by it in connection with the Hong Kong Public Offering and its associated transactions.

4.4

Application Lists: Subject as mentioned below, the Application Lists will open at 11:45 a.m. on the Acceptance Date and will close at 12:00 noon on the same day, provided that in the event of a tropical cyclone warning signal number 8 or above or a “black” rainstorm warning signal or Extreme Conditions being in force in Hong Kong at any time between 9:00 a.m. and 12:00 noon on that day, then the Application Lists will open at 11:45 a.m. and close at 12:00 noon on the next Business Day on which no such signal remains in force at any time between 9:00 a.m. and 12:00 noon. All references in this Agreement to the time of opening and closing of the Application Lists shall be construed accordingly.

4.5

Basis of allocation: The Company agrees that the Sole Sponsor (together with the Joint Global Coordinators) shall have the exclusive right, in their sole and absolute discretion, and in prior consultation with the Company, upon and subject to the terms and conditions of the Hong Kong Public Offering Documents and this Agreement, to reject or accept in whole or in part any Hong Kong Public Offering Application and, where the number of Hong Kong Offer Shares being applied for exceeds the total number of the Hong Kong Offer Shares, to determine the basis of allocation of the Hong Kong Offer Shares.

The Company shall, and shall procure that the Receiving Bank and the IPO Services Agent shall, as soon as practicable after the close of the Application Lists, provide the Sole Sponsor and the Joint Global Coordinators with such information, calculations and assistance as the Sole Sponsor and the Joint Global Coordinators may require for the purposes of determining, inter alia:

(a)	in the event of a Hong Kong Public Offering Under-Subscription, the number of Hong Kong Offer Shares which have not been applied for pursuant to Accepted Hong Kong Public Offering Applications; or

(b)

in the event of a Hong Kong Public Offering Over-Subscription, the number of times by which the number of Hong Kong Offer Shares which have been applied for pursuant to Accepted Hong Kong Public Offering Applications exceeds the total number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering; and

(c)	the basis of allocation of the Hong Kong Offer Shares.

4.6

Several underwriting commitments: Upon and subject to the terms and conditions of this Agreement and in reliance upon the Warranties, if and to the extent that by 12:00 noon on the Acceptance Date there shall remain any Hong Kong Offer Shares which have not been applied for pursuant to Accepted Hong Kong Public Offering Applications (a “Hong Kong Public Offering Under-Subscription”), the Hong Kong Underwriters (other than any Hong Kong Underwriter whose Hong Kong Public Offering Underwriting Commitment has been reduced by the Hong Kong Underwriter’s Applications of such Hong Kong Underwriter to zero pursuant to the provisions of Clause 4.7) shall, subject as provided in Clauses 4.10 and 4.12, procure applications to purchase, or failing which themselves as principals apply to purchase, the number of Hong Kong Offer Shares remaining available as a result of the Hong Kong Public Offering Under-Subscription (the “Unsold Hong Kong Offer Shares”) in accordance with the terms and conditions set out in the Hong Kong Public Offering Documents (other than as to the deadline for making the application), provided that:

(a)	the obligations of the Hong Kong Underwriters with respect to the Unsold Hong Kong Offer Shares under this Clause 4.6 shall be several (and not joint or joint and several);

(b)

the number of Unsold Hong Kong Offer Shares which each Hong Kong Underwriter is obligated to apply to purchase or procure applications to purchase under this Clause 4.6 shall be calculated by applying the formula below (but shall not in any event exceed the maximum number of Hong Kong Offer Shares as set forth opposite the name of such Hong Kong Underwriter in Schedule 1):

where in relation to such Hong Kong Underwriter:

N

is the number of Unsold Hong Kong Offer Shares which such Hong Kong Underwriter is obligated to apply to purchase or procure applications to purchase under this Clause 4.6, subject to such adjustment as the Joint Global Coordinators may determine to avoid fractional shares;

T	is the total number of Unsold Hong Kong Offer Shares determined after taking into account any reduction pursuant to Clauses 4.10 and 4.12, as applicable;

C	is the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter;

P	is the number of Hong Kong Offer Shares comprised in the Hong Kong Underwriter’s Applications of such Hong Kong Underwriter;

AC	is the aggregate number of Hong Kong Offer Shares determined after taking into account any reduction pursuant to Clause 2.6 and 4.12, as applicable; and

AP	is the aggregate number of Hong Kong Offer Shares comprised in the Hong Kong Underwriter’s Applications of all the Hong Kong Underwriters; and

(c)

the determination of the Joint Global Coordinators of the obligations of the Hong Kong Underwriters with respect to the Unsold Hong Kong Offer Shares under this Clause 4.6 shall be final and conclusive.

None of the Hong Kong Underwriters will be liable for any failure on the part of any of the other Hong Kong Underwriters to perform its obligations under this Clause 4.6 or otherwise under this Agreement. Notwithstanding the foregoing, each of the Hong Kong Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other Hong Kong Underwriters.

4.7

Hong Kong Underwriters’ set-off: In relation to each Hong Kong Public Offering Application made or procured to be made by any of the Hong Kong Underwriters otherwise than pursuant to the provisions of Clause 4.9, the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter shall, subject to the Application Form(s) having been marked with the name of such Hong Kong Underwriter and such Hong Kong Public Offering Application having been accepted (whether in whole or in part) pursuant to the provisions of Clause 4.5 and thus becoming an Accepted Hong Kong Public Offering Application, be reduced pro tanto by the number of Hong Kong Offer Shares accepted pursuant to and comprised in such Accepted Hong Kong Public Offering Application until the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter is reduced to zero. Detailed provisions relating to the set-off of the Hong Kong Public Offering Underwriting Commitment of a Hong Kong Underwriter are set out in Schedule 4.

4.8

Accepted Application Forms: The Company agrees that all duly completed and submitted Application Forms received prior to the closing of the Application Lists and accepted by the Sole Sponsor (together with the Joint Global Coordinators) pursuant to Clause 4.5, either in whole or in part, will be accepted by the Company before calling upon the Hong Kong Underwriters or any of them to perform their obligations under Clause 4.6.

4.9

Applications and payment for Unsold Hong Kong Offer Shares: In the event of a Hong Kong Public Offering Under-Subscription, the Joint Global Coordinators shall, subject to receiving the relevant information, calculations and assistance from the Receiving Bank and the IPO Services Agent pursuant to Clause 4.5, notify each of the Hong Kong Underwriters as soon as practicable and in any event by 5:00 p.m. on the first Business Day after the Acceptance Date of the number of Unsold Hong Kong Offer Shares to be taken up pursuant to Clause 4.6, and each of the Hong Kong Underwriters shall, as soon as practicable and in any event not later than 10:00 a.m. on the first Business Day after such notification and subject to the Conditions having been duly fulfilled or waived in accordance with the terms of this Agreement:

(a)

deliver to the Sole Sponsor and the Joint Global Coordinators duly completed Application Form(s) for such number of Unsold Hong Kong Offer Shares as fall to be taken up by it pursuant to Clause 4.6 specifying the names and addresses of the applicants and the number of Hong Kong Offer Shares to be allocated to each such applicant; and

(b)

pay, or procure to be paid, to the Nominee the aggregate amount payable on application in respect of the Public Offer Price for such number of Unsold Hong Kong Offer Shares as fall to be taken up by it pursuant to Clause 4.6 (which shall include all amounts on account of the Brokerage, the Trading Fee and the Transaction Levy in accordance with the terms of the Hong Kong Public Offering), and the Company shall, as soon as practicable and in no event later than 9:00 a.m. on September 9, 2020 (the date specified in the Hong Kong Prospectus for the dispatch of share certificates), duly allot and issue to the said applicants the Hong Kong Offer Shares to be taken up as aforesaid and procure the IPO Services Agent to duly issue and deliver valid share certificates in respect of such Hong Kong Offer Shares, in each case on the basis set out in Clause 5.1.

4.10

Power of the Joint Global Coordinators to make applications: In the event of a Hong Kong Public Offering Under-Subscription, the Joint Global Coordinators shall have the right (to be exercised at their sole and absolute discretion (either acting individually or together in such proportions as shall be agreed between themselves) and in relation to which they are under no obligation to exercise) to apply to purchase or procure applications to purchase (subject to and in accordance with this Agreement) all or any of the Unsold Hong Kong Offer Shares which any Hong Kong Underwriter is required to take up pursuant to Clause 4.6. Any application submitted or procured to be submitted by any of the Joint Global Coordinators pursuant to this Clause 4.10 in respect of which payment is made mutatis mutandis in accordance with Clause 4.9 shall satisfy pro tanto the obligation of the relevant Hong Kong Underwriter under Clause 4.6 but shall not affect any agreement or arrangement among the Hong Kong Underwriters regarding the payment of underwriting commission.

4.11

Reallocation from the International Offering to the Hong Kong Public Offering: If the number of Hong Kong Offer Shares which are the subject of the Accepted Hong Kong Public Offering Applications exceeds the number of Hong Kong Offer Shares initially offered (a “Hong Kong Public Offering Over-Subscription”), then:

(a)

subject to any required reallocation as set forth below in Clause (b), the Joint Global Coordinators, in their sole and absolute discretion and in prior consultation with the Company, may (but shall have no obligation to) reallocate Offer Shares from the International Offering to the Hong Kong Public Offering and make available such reallocated Offer Shares as additional Hong Kong Offer Shares to satisfy Hong Kong Public Offering Applications. In the event of such reallocation, the number of Shares available under the International Offering and the respective International Offering Underwriting Commitments of the International Underwriters may be reduced in such manner and proportions as the Joint Global Coordinators may in their sole and absolute discretion determine and the Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of the Offer Shares reallocated to the Hong Kong Public Offering; and

(b)

if the Hong Kong Public Offering Over-Subscription represents a subscription of (i) 10 times or more but less than 15 times, (ii) 15 times or more but less than 20 times, or (iii) 20 times or more, of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then Offer Shares shall be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Offer Shares available under the Hong Kong Public Offering shall be increased to 2,724,200, 3,143,350 and 6,915,300 Shares, respectively, representing approximately 6.5% (in the case of (i)), 7.5% (in the case of (ii)) or 16.5% (in the case of (iii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-Allotment Option).

In each of the above cases, the number of Offer Shares available under the International Offering and the respective International Offering Underwriting Commitments of the International Underwriters shall be reduced accordingly and the Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of the Offer Shares reallocated to the Hong Kong Public Offering.

4.12

Reallocation from the Hong Kong Public Offering to the International Offering: If a Hong Kong Public Offering Under-Subscription shall occur, the Joint Global Coordinators, in their sole and absolute discretion and in prior consultation with the Company, may (but shall have no obligation to) reallocate all or any of the Unsold Hong Kong Offer Shares from the Hong Kong Public Offering to the International Offering and make available such reallocated Offer Shares as additional International Offer Shares to satisfy demand under the International Offering. In the event of such reallocation, the number of Unsold Hong Kong Offer Shares and the respective Hong Kong Public Offering Underwriting Commitments of the Hong Kong Underwriters shall be reduced in such manner and proportions as the Joint Global Coordinators may in their sole and absolute discretion determine. The Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of the Offer Shares reallocated to the International Offering.

4.13

Hong Kong Underwriters’ obligations cease: All obligations and liabilities of the Hong Kong Underwriters under this Agreement will cease following payment by or on behalf of the Hong Kong Underwriters in accordance with Clause 4.9 or Clause 4.10 or upon a Hong Kong Public Offering Over-Subscription having occurred (save in respect of any antecedent breaches under this Agreement).

4.14

Implementation of the Hong Kong Public Offering: Without prejudice to the foregoing obligations, the Company undertakes with the Joint Global Coordinators, the Sole Sponsor and the Hong Kong Underwriters to take such action and do (or procure to be done) all such other acts and things reasonably required to implement the Hong Kong Public Offering and to comply with all relevant requirements so as to enable the listing of, and permission to deal in, the Shares on the SEHK to be granted by the Listing Committee.

5	ALLOTMENT AND PAYMENT

5.1

Issue of Hong Kong Offer Shares: Upon receipt by the IPO Services Agent of the Accepted Hong Kong Public Offering Applications, the Company shall as soon as practicable following announcement of the basis of allocation of the Hong Kong Offer Shares and in any event no later than 9:00 a.m. on September 9, 2020 (the date specified in the Hong Kong Prospectus for the dispatch of share certificates):

(a)

duly allot and issue, conditional upon the fulfilment of the Conditions (unless waived in accordance with the terms of this Agreement), the Hong Kong Offer Shares in accordance with the relevant sections of the Hong Kong Public Offering Documents and this Agreement to the successful applicants and in the numbers specified by the Joint Global Coordinators on terms that they rank pari passu in all respects with the existing issued Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment, except for certain aspects described in the Hong Kong Prospectus, and that they will rank pari passu in all respects with the International Offer Shares;

(b)

procure that the names of the successful applicants (or, where appropriate, HKSCC Nominees Limited) shall be entered in the register of members of the Company accordingly (without payment of any registration fee); and

(c)

procure that share certificates in respect thereof (each in a form complying with the Listing Rules and in such number and denominations as directed by the Joint Global Coordinators) shall be issued and dispatched, or delivered or released to successful applicants (or where appropriate, Hong Kong Securities Clearing Company Limited for immediate credit to such CCASS stock accounts as shall be notified by the Joint Global Coordinators to the Company for such purpose), or made available for collection (as applicable) as provided for in the Hong Kong Public Offering Documents and this Agreement.

5.2

Payment to the Company: The application monies received in respect of Hong Kong Public Offering Applications and held by the Nominee will be paid in Hong Kong dollars to the Company on the Listing Date (subject to and in accordance with the provisions of the Receiving Bank Agreement and this Agreement) upon the Nominee receiving written confirmation from the Joint Global Coordinators that the Conditions have been fulfilled or waived and that share certificates have been dispatched to successful applicants of the Hong Kong Offer Shares (or to HKSCC Nominees Limited, as the case may be) by wire transfer to such account or accounts in Hong Kong specified by the Company and notified to the Joint Global Coordinators in writing as soon as practicable after the signing of this Agreement but, in any event, by no later than September 9, 2020) in immediately available funds, provided, however, that the Nominee will deduct therefrom:

(a)

the aggregate Brokerage, Trading Fee and the aggregate Transaction Levy payable by (i) the Company and (ii) the successful applicants under the Hong Kong Public Offering as referred to in Clauses 5.3 and 5.4;

(b)	fees and expenses of the Receiving Bank and the Nominee; and

(c)	any other amount which the Company decides in its sole and absolute discretion to be deducted.

The net amount payable to the Company pursuant to this Clause 5.2 will (for the avoidance of doubt and if applicable) be calculated after allowing for entitlements of successful applicants under the Hong Kong Public Offering to refunds of application monies if and to the extent that the Public Offer Price shall be determined at below the maximum Public Offer Price per Hong Kong Offer Share to be disclosed in the Prospectus.

5.3

Brokerage, Trading Fee and Transaction Levy for applicants: The Joint Global Coordinators will, on behalf of the Hong Kong Underwriters, arrange for the payment by the Nominee on behalf of all successful applicants under the Hong Kong Public Offering to the persons (other than the Hong Kong Underwriters) entitled thereto of the Brokerage, the Trading Fee and the Transaction Levy in respect of the Accepted Hong Kong Public Offering Applications, such amounts to be paid out of the application monies received in respect of Hong Kong Public Offering Applications. The Joint Global Coordinators are hereby irrevocably and unconditionally authorized by the Company to direct the Nominee to deduct and pay such amounts.

5.4

Trading Fee and Transaction Levy for the Company: The Joint Global Coordinators will, on behalf of the Company, arrange for the payment by the Nominee to the persons entitled thereto of the Trading Fee and the Transaction Levy payable by the Company in respect of the Accepted Hong Kong Public Offering Applications, such amounts to be paid out of the application monies received in respect of Hong Kong Public Offering Applications. The Joint Global Coordinators are hereby irrevocably and unconditionally authorized by the Company to direct the Nominee to deduct and pay such amounts.

5.5

Refund checks: The Company will procure that, in accordance with the terms of the Receiving Bank Agreement and the Registrar Agreement, the Nominee will pay refunds of applications monies, and the IPO Services Agent will arrange for the distribution of refund checks, to those successful and unsuccessful applicants under the Hong Kong Public Offering who are or may be entitled to receive refunds of application monies (in whole or in part) in accordance with the terms of the Hong Kong Public Offering specified in the Hong Kong Public Offering Documents.

5.6

Separate Bank Account: The Company agrees that the application monies received in respect of Hong Kong Public Offering Applications shall be credited to a separate bank account with the Nominee pursuant to the terms of the Receiving Bank Agreement.

6	COMMISSIONS AND COSTS

6.1

Underwriting commission: In consideration of the Hong Kong Underwriters assuming their Hong Kong Underwriting Commitment, the Company shall pay to the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) an underwriting commission up to 1.25% of the aggregate Public Offer Price in respect of all of the Hong Kong Offer Shares (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering in each case pursuant to Clause 4), out of which the Hong Kong Underwriters will pay any sub-underwriting commissions payable. The respective entitlements of the Hong Kong Underwriters to the underwriting commission, taking into account any reallocation of the Offer Shares pursuant to Clause 4, will be set out in the International Underwriting Agreement.

6.2

Costs payable by the Company: The Company acknowledges that, pursuant to the Sponsor’s Engagement Letter, the Company will be responsible for its/own expenses in connection with the Global Offering. Such expenses include, but are not limited to, fees and expenses of the Company’s domestic, U.S. and other international counsel, if any, accountant’s fees, printing and engraving costs, roadshow expenses incurred by the Company’s personnel (including travel, accommodation and meals), Stock Exchange listing and Blue-Sky registration fees and expenses and other customary expenses. Notwithstanding anything contrary in this Agreement, the Company shall not be responsible for any out-of-pocket expenses incurred by the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriter). For the avoidance of doubt, the Company will be responsible for the fees and expenses of the legal advisers to the Underwriters in accordance with the respective agreements between the Company and the legal advisers to the Underwriters.

7	STABILIZATION

7.1

Stabilizing manager and stabilization actions: The Company acknowledges that Goldman Sachs, to the exclusion of all others, is expected to act as stabilizing manager in connection with the Global Offering and may (but with no obligation and not as agent for the Company) make purchases, over-allocate or effect transactions in the market or otherwise take such stabilizing action(s) with a view to supporting the market price of the Shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. Goldman Sachs may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization actions. Any such agent shall have the rights and authorities conferred upon Goldman Sachs pursuant to this Clause. Any stabilization actions taken by Goldman Sachs or any person acting for it as stabilizing manager shall be conducted in compliance with the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance and all other applicable Laws and may be discontinued at any time. Each of the Hong Kong Underwriters (other than Goldman Sachs or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Joint Global Coordinators) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company.

7.2

Stabilizing losses and profits. All liabilities, expenses and losses arising from stabilization activities and transactions effected by Goldman Sachs or any person acting for it as stabilizing manager shall be for the respective accounts of the International Underwriters in the same proportions, as nearly as may be practicable, as the respective International Offering Underwriting Commitments of the International Underwriters, and may be deducted from the commissions payable to the International Underwriters. All profits or gains arising from stabilizing activities and transactions effected by Goldman Sachs or any person acting for it as stabilizing manager shall be for the respective account of the Joint Global Coordinators in accordance with the proportions which their and their respective affiliates’ respective International Offering Underwriting Commitments bear to the total International Offering Underwriting Commitments of the Joint Global Coordinators and their respective affiliates.

7.3

No stabilization by the Company: The Company undertakes to each of the Sole Sponsor, the Joint Global Coordinators and the Hong Kong Underwriters that it will not, and will cause its affiliates or any of its or its affiliates’ respective directors, officers, employees, or any person acting on its or on behalf of any of the foregoing persons not to:

(a)

take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise;

(b)	take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or

(c)

take or omit to take, directly or indirectly, any action which may result in the loss by Goldman Sachs or any person acting for it as stabilizing manager of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

8	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1

Warranties: The Company represents, warrants, agrees and undertakes with respect to each of the Warranties in Schedule 2 hereto to the Sole Sponsor, the Joint Global Coordinators and the Hong Kong Underwriters and each of them that each of the Warranties is true, accurate and not misleading as at the date of this Agreement, and the Company acknowledges that each of the Sole Sponsor, the Joint Global Coordinators and the Hong Kong Underwriters is entering into this Agreement in reliance upon the Warranties. Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

8.2

Warranties repeated: The Warranties are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting as at the date of this Agreement. In addition, the Warranties shall be deemed to be repeated:

(a)	on the Hong Kong Prospectus Date;

(b)	on the Acceptance Date;

(c)	on the Price Determination Date;

8.2.4	immediately prior to the Time of Delivery (as defined in the International Underwriting Agreement);

8.2.5

immediately prior to (i) the delivery by the Joint Global Coordinators and/or the other Hong Kong Underwriters of duly completed Application Forms and (ii) payment by the Joint Global Coordinators and/or the other Hong Kong Underwriters for the Hong Kong Offer Shares to be taken up, respectively, pursuant to Clause 4.6 and/or Clause 4.10 (as the case may be); and

8.2.6	immediately prior to 8:00 a.m. on the Listing Date.

in each case with reference to the facts and circumstances then subsisting. For the avoidance of doubt, nothing in the Clause 8.2 shall affect the on-going nature of the Warranties.

8.3

Notice of breach of Warranties: The Company hereby undertakes to forthwith notify the Sole Sponsor and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) in writing if it comes to its knowledge that any of the Warranties is untrue, inaccurate or misleading in any respect or ceases to be true and accurate or becomes misleading in any respect at any time up to the last to occur of the dates specified in Clause 8.2.

8.4

Undertakings not to breach Warranties: The Company hereby undertakes to the Sole Sponsor, the Joint Global Coordinators and the Hong Kong Underwriters not to, and shall procure that neither the Company nor any other member of the Group shall, do or omit to do anything or permit to occur any event which would or might render any of the Warranties untrue, incorrect or misleading in any respect at any time up to the last to occur of the dates specified in Clause 8.2. Without prejudice to the foregoing, the Company agrees not to make any amendment or supplement to the Offering Documents or any of them without the prior approval of the Sole Sponsor and the Joint Global Coordinators.

8.5

Remedial action and announcements: The Company shall notify the Sole Sponsor and the Joint Global Coordinators promptly if at any time, by reference to the facts and circumstances then subsisting, on or prior to the last to occur of the dates on which the Warranties are deemed to be given pursuant to the provisions of Clause 8.2, (i) any event shall occur or any circumstance shall exist which renders or could render untrue or inaccurate or misleading in any respect any of the Warranties or gives rise or could give rise to a claim under any of the indemnities as contained in or given pursuant to this Agreement, or (ii) any event shall occur or any circumstance shall exist which requires or could require the making of any change to any of the Offering Documents so that any such Offering Documents would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when any such Offering Documents were delivered, not misleading, or (iii) it shall become necessary or desirable for any other reason to amend or supplement any of the Offering Documents or any significant new factor likely to affect the Hong Kong Public Offering or the Global Offering shall arise, and, in each of the cases described in clauses (i) through (iii) above, the Company, at its own expense, shall promptly take such remedial action as may be required by the Sole Sponsor and/or the Joint Global Coordinators, including promptly preparing, announcing, issuing, publishing, distributing or otherwise making available, at the Company’s expense, such amendments or supplements to the Offering Documents or any of them as the Joint Global Coordinators and the Sole Sponsor may require and supplying the Sole Sponsor and the Joint Global Coordinators or such persons as they may direct, with such number of copies of such amendments or supplements as they may require. The Company agrees not to issue, publish, distribute or make publicly available any such announcement, supplement or amendment or do any such remedial act or thing without the prior written consent, which shall not be unreasonably withheld, of the Sole Sponsor and the Joint Global Coordinators except as required by applicable Laws, in which case the Company shall, if permitted by applicable Laws first consult the Sole Sponsor and the Joint Global Coordinators before such issue, publication or distribution or act or thing being done.

8.6

Knowledge: A reference in this Clause 8 or in Schedule 2 to the Company’s knowledge, information, belief or awareness or any similar expression shall be deemed to include an additional statement that it has been made after due and careful enquiry. Notwithstanding that any of the Sole Sponsor, the Joint Global Coordinators and the Hong Kong Underwriters has knowledge or has conducted investigation or enquiry with respect to the information given under the relevant Warranty, the rights of the Sole Sponsor, the Joint Global Coordinators and the Hong Kong Underwriters under this Clause 8 shall not be prejudiced by such knowledge, investigation and/or enquiry.

8.7	Obligations personal: The obligations of the Company under this Agreement shall be binding on its personal representatives or its successors in title.

8.8

Release of obligations: Any liability to the Sole Sponsor, the Joint Global Coordinators, the Hong Kong Underwriters or any of them hereunder may in whole or in part be released, compounded or compromised and time or indulgence may be given by the Sole Sponsor, the Joint Global Coordinators, the Hong Kong Underwriters or any of them as regards any person under such liability without prejudicing the rights of the Sole Sponsor, the Joint Global Coordinators or the Hong Kong Underwriters (or the rights of any of the Sole Sponsor, Joint Global Coordinators and Hong Kong Underwriters) against any other person under the same or a similar liability.

8.9

Consideration: The Company has entered into this Agreement, and agreed to give the representations, warranties, agreements and undertakings herein, in consideration of the Sole Sponsor, Joint Global Coordinators and the Hong Kong Underwriters agreeing to enter into this Agreement on the terms set out herein.

8.10	Full force: For the purpose of this Clause 8:

(a)	the Warranties shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement; and

(b)

if an amendment or supplement to the Offering Documents or any of them is announced, issued, published, distributed or otherwise made available after the date hereof pursuant to Clause 8.5 or otherwise, the Warranties relating to any such documents given pursuant to this Clause 8 shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, the Warranties relating to any such documents shall be read and construed subject to the provisions of this Agreement as if the references therein to such documents means such documents when read together with such amendment or supplement.

9	RESTRICTIONS ON ISSUE OR DISPOSAL OF SECURITIES

9.1

Lock-up on the Company: Except for (i) the issue, offer and sale of the Offer Shares pursuant to the Global Offering (including pursuant to Over-Allotment Option), (ii) the grant or issue of securities pursuant to the terms of the 2016 Plan, the Warrant 1 and the Warrant 2, (iii) any capitalization issue, capital reduction or consolidation or sub-division of the Shares, (iv) any repurchase of securities pursuant to any share repurchase programs existing on the date of the Agreement, (v) the filing of any registration statement on Form S-8 or successor form, or (vi) the facilitation of the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, during the period commencing on the Price Determination Date and ending on, and including, the date that is 90 days after the Price Determination Date (the “Lock-up Period”), the Company hereby undertakes to each of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the Sole Sponsor not to, without the prior written consent of the Sole Sponsor and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) and unless in compliance with the requirements of the Listing Rules,

(a)

offer, issue, sell, pledge, or otherwise dispose of , either directly or indirectly, conditionally or unconditionally, any Shares, or any securities convertible into or exchangeable or exercisable for or that represent the right to receive, any Shares, or deposit any Shares with a depositary in connection with the issue of depositary receipts; or

(b)

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or any securities convertible into or exchangeable or exercisable for or that represent the right to receive, any Shares; or

(c)	enter into any transaction with the same economic effect as any transaction specified in Clause 9.1.1 or 9.1.2 above; or

(d)	offer to or contract to or agree to or announce any intention to effect any transaction specified in Clause 9.1.1, 9.1.2 or 9.1.3 above.

9.2

Full force: The undertakings in this Clause 9 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

10	FURTHER UNDERTAKINGS

The Company undertakes to the Sole Sponsor, the Joint Global Coordinators, the Hong Kong Underwriters and each of them that it will:

10.1

Global Offering: comply with the terms and conditions of the Global Offering and all obligations imposed upon it by the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and the Listing Rules and all requirements of the SEHK or the SFC in respect of or by reason of the matters contemplated by this Agreement and otherwise in connection with the Global Offering, including, without limitation:

(a)	doing all such things as are necessary to ensure that Admission is obtained and not cancelled or revoked;

(b)	making all necessary Approvals and Filings with the Registrar of Companies in Hong Kong;

(c)

making available for inspection at the offices of Sidley Austin, legal advisers to the Company as to Hong Kong Laws, the documents referred to in the section of the Hong Kong Prospectus headed “Documents delivered to the Registrar of Companies and available for inspection” for the period and at the address stated therein;

(d)

procuring that none of the Company and/or any member of the Group, and/or any of their respective directors, officers, employees, affiliates and/or agents, shall (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus and the Preliminary Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the Price Determination Date;

(e)

subject to any waiver granted by the SEHK and without prejudice to Clause 10.1.4, using best efforts to procure that no core connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it), apply to purchase Hong Kong Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if the Company shall become aware of any application or indication of interest for Hong Kong Offer Shares by any core connected person, controlled company or nominee, it shall forthwith notify the Sole Sponsor and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters); and

(f)	using or procuring the use of all of the net proceeds received by it pursuant to the Global Offering in the manner specified in the section of the Hong Kong Prospectus headed “Use of Proceeds”.

10.2

Information: provide to the Sole Sponsor, the Joint Global Coordinators and the Hong Kong Underwriters all such information known to the Company or which on due and careful enquiry ought to be known to the Company and whether relating to the Group or the Company or otherwise as may be reasonably required by the Sole Sponsor or the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) in connection with the Global Offering for the purposes of complying with any requirements of applicable Laws (including, without limitation and for the avoidance of doubt, the requirements of the SEHK or of the SFC or of any other relevant Authority);

10.3

Receiving Bank, Nominee and IPO Services Agent: procure that each of the Receiving Bank, the Nominee and the IPO Services Agent shall do all such acts and things as may be required to be done by it in connection with the Global Offering and the transactions contemplated herein;

10.4	Restrictive covenants: not, and procure that no other member of the Group will:

(a)	enter into any commitment or arrangement which in the reasonable opinion of the Joint Global Coordinators has or will or may have a material adverse effect on the Global Offering;

(b)

take any steps which, in the reasonable opinion of the Joint Global Coordinators and the Sole Sponsor, are or will or may be materially inconsistent with any statement or expression, whether of fact, policy, expectation or intention, in the Hong Kong Prospectus; and

(c)	amend any of the terms of the appointments of the IPO Services Agent, the Receiving Bank and the Nominee without the prior written consent of the Joint Global Coordinators and the Sole Sponsor;

10.5

Maintaining listing: use its best endeavors to procure that it will maintain a listing for and will refrain from taking any action that could jeopardize the listing status of, the Shares on the SEHK, and comply with the Listing Rules and all requirements of the SEHK and the SFC, for at least six months after all of the Conditions have been fulfilled (or waived) except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with applicable Laws (including the Listing Rules, the U.S. securities related laws, NYSE rules and Delaware laws) and the Company’s Bylaws and Certificate of Incorporation;

10.6

Legal and regulatory compliance: comply with all applicable Laws (including, without limitation and for the avoidance of doubt, the rules, regulations and requirements of the SEHK and any other Authority) including, without limitation, delivering to the SEHK as soon as practicable the declaration to be signed by the Company in the form set out in Appendix 5, Form F of the Listing Rules.

10.7

Internal controls: ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Controls Consultant have been, are being or will promptly be rectified or improved in accordance with the recommendations set out in the report;

10.8

Significant changes: promptly provide full particulars thereof to the Sole Sponsor and the Joint Global Coordinators if, at any time up to or on the date falling three months after the Listing Date, there is a significant change which renders or is capable of rendering any information contained in the Offering Documents untrue, inaccurate or misleading in any material respect, and, in connection therewith, further:

(a)

at its expense, promptly prepare documentation containing details of such change or matter if so required by the SEHK or the Sole Sponsor or the Joint Global Coordinators and in a form approved by the Sole Sponsor and the Joint Global Coordinators, deliver such documentation to the SEHK for approval and publish such documentation in such manner as the SEHK or the Sole Sponsor or the Joint Global Coordinators may require;

(b)	at its expense, make all necessary announcements on the websites of SEHK and the Company to avoid a false market being created in the Offer Shares, and

(c)

not issue, publish, distribute or make available publicly any announcement, circular, document or other communication relating to any such change or matter without the prior written consent of the Sole Sponsor and the Joint Global Coordinators,

and for the purposes of this Clause, “significant” means significant for the purpose of making an informed assessment of the matters mentioned in Rule 11.07 of the Listing Rules; and

10.9

General: without prejudice to the foregoing obligations, do all such other acts and things as may be reasonably required to be done by it to carry into effect the Global Offering in accordance with the terms thereof.

The undertakings in this Clause 10 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

11	TERMINATION

11.1

Termination by the Joint Global Coordinators: The obligations of the Hong Kong Underwriters to subscribe or procure subscribers for the Hong Kong Offer Shares under this Agreement are subject to termination. The Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) shall be entitled, in their absolute discretion by giving written notice to the Company to terminate this Agreement with immediate effect if at any time prior to 8:00 a.m. on the day that trading in the Shares commences on the Stock Exchange:

(a)	trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the Nasdaq Global Market or the SEHK;

(b)	trading in the Company’s securities shall have been suspended on any exchange or in any over-the counter market;

(c)	a material disruption in securities settlement, payment or clearance services in the United States, the PRC or Hong Kong shall have occurred;

(d)	any moratorium or commercial banking activities shall have been declared by United States Federal, New York, the PRC or Hong Kong; or

(e)

there shall have occurred any outbreak or escalation of hostilities or any change in financial markets, currency rates or controls or any calamity or crisis that, in the reasonable judgment of the Joint Global Coordinators, is material and adverse and which, singly or together with any other event specified in this Clause 11.1.5, makes it, in the reasonable judgment of the Joint Global Coordinators, impracticable to proceed with the offer, sale or delivery of the Offer Shares on the terms and in the manner contemplated in the Hong Kong Prospectus, the Registration Statement, the General Disclosure Package and the Final Prospectus.

11.2	Effect of termination: Upon the termination of this Agreement pursuant to the provisions of Clause 11.1 or Clause 2.4:

(a)

each of the parties hereto shall cease to have any rights or obligations under this Agreement, save in respect of the provisions of this Clause 11.2 and Clauses 12, 13 to 18 and any rights or obligations which may have accrued under this Agreement prior to such termination; and

(b)

with respect to the Hong Kong Public Offering, all payments made by the Hong Kong Underwriters or any of them pursuant to Clause 4.6 and/or by the Joint Global Coordinators pursuant to Clause 4.10 and/or by successful applicants under valid applications under the Hong Kong Public Offering shall be refunded forthwith (in the latter case, the Company shall procure that the IPO Services Agent and the Nominee dispatch refund cheques to all applicants under the Hong Kong Public Offering in accordance with the Registrar’s Agreement and the Receiving Bank Agreement).

12	INDEMNITY

12.1

Indemnity: The Company (the “Indemnifying Party”) undertakes to the Sole Sponsor, the Joint Global Coordinators, the Hong Kong Underwriters, in each case only in their capacities as Sole Sponsor, Joint Global Coordinators, the Hong Kong Underwriters (as the case may be), and each of them (for themselves, respectively, and on trust for their respective Indemnified Parties (as defined below)) to indemnify, hold harmless and keep fully indemnified (on an after-Taxation basis), on demand, each such Indemnified Party against all losses, liabilities, damages, payments, costs, charges, expenses and Taxation (collectively, “Losses” and individually, a “Loss”) which, jointly or severally, any such Indemnified Party may suffer or incur, and against all actions, suits and proceedings (including, without limitation, any investigation or inquiry by or before any Authority) and claims (whether or not any such claim involves or results in any action, suit or proceeding) (collectively, “Proceedings” and individually, a “Proceeding”), which may be brought or threatened to be brought against any such Indemnified Party jointly or severally, from time to time (including, without limitation, all payments, costs, charges, fees and expenses arising out of or in connection with the investigation, response to, defense or settlement or compromise of, or the enforcement of any settlement or compromise or judgment obtained with respect to, any such Loss or any such Proceeding), and, in each case, which, directly or indirectly, arise out of or are in connection with:

(a)

the issue, publication, distribution, use or making available of any of the Hong Kong Public Offering Documents, the PHIP, the Formal Notice and the materials used during the roadshow approved by the Company relating to the Global Offering, and any amendments or supplements thereto (in each case, whether or not approved by the Sole Sponsor, the Joint Global Coordinators, the Hong Kong Underwriters or any of them); or

(b)

any of the Hong Kong Public Offering Documents, the PHIP, the Formal Notice and the materials used during the roadshow approved by the Company relating to the Global Offering, or any amendment or supplement thereto (in each case, whether or not approved by the Sole Sponsor, the Joint Global Coordinators, the Hong Kong Underwriters or any of them), containing any untrue or alleged untrue statement of a material fact, or omitting or being alleged to have omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or not containing or being alleged not to contain all the material information as investors would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the assets, liabilities, financial position, profits and losses and prospects of the Company and the rights attaching to the Hong Kong Offer Shares; or

(c)

any of the Warranties being untrue, inaccurate or misleading in any respect or having been breached in any respect or being alleged to be untrue, inaccurate or misleading in any respect or alleged to have been breached in any respect; or

(d)

the Hong Kong Public Offering failing or being alleged to fail to comply with the requirements of the Listing Rules, or any Law of Hong Kong, or any condition or term of any Approvals and Filings in connection with the Hong Kong Public Offering; or

(e)	in relation to Goldman Sachs only as the Sole Sponsor, the Joint Global Coordinator and the Hong Kong Underwriter, any other matter arising in connection with the Hong Kong Public Offering,

The non-application of the indemnity provided for in this Clause 12.1 in respect of any Indemnified Party shall not affect the application of such indemnity in respect of any other Indemnified Parties. As used herein, “Indemnified Parties” mean the Sole Sponsor, the Joint Global Coordinators and the Hong Kong Underwriters, their respective head offices (including branches thereof), subsidiaries, associates and affiliates, their respective delegates referred to in Clause 3.4, their respective directors, officers, employees and agents and all directors, officers, employees and agents of their respective head offices (including branches thereof), subsidiaries, associates and affiliates, and “Indemnified Party” means any one of them. If the Company becomes aware of any claim which may give rise to a liability under the indemnity provided under Clause 12.1, it shall as soon as practicable give notice thereof to the Sole Sponsor and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) in writing with reasonable details thereof.

12.2

Each of the Hong Kong Underwriters will severally and not jointly indemnify, hold harmless and keep fully indemnified (on an after-Taxation basis), on demand, the Company, each of its Directors, officers, employees and agents (each, an “Underwriter Indemnified Party”) against any Losses which, jointly or severally, any such Indemnified Party may suffer or incur, and against all Proceedings, which may be brought or threatened to be brought against any such Indemnified Party jointly or severally, from time to time (including without limitation, all payments, costs, charges, fees and expenses arising out of or in connection with the investigation, response to, defense or settlement or compromise of, or the enforcement of any settlement or compromise or judgment obtained with respect to, any such Loss or any such Proceeding), and in each case, which, directly or indirectly, arise out of or are in connection with any untrue statement or alleged untrue statement of any material fact contained in the Hong Kong Public Offering Documents, the PHIP or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by such Hong Kong Underwriter through the Joint Global Coordinators specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigation or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred. The Company acknowledges and agrees that for the purposes of this paragraph, the only information furnished in writing to the Company by or on behalf of any Hong Kong Underwriter through the Joint Global Coordinators expressly and specifically for use in the Hong Kong Public Offering Documents, the PHIP or any amendment or supplemental thereto is the name, logo and address of such Hong Kong Underwriter appearing in, as well as the sub-section headed “Underwriting – Activities by Syndicate Members” under the Hong Kong Prospectus.

12.3

No claims against Indemnified Parties: No Proceeding shall be brought against any Indemnified Party by, and no Indemnified Party shall be liable to, any Indemnifying Party to recover any Loss which the Indemnifying Party may suffer or incur by reason of or in any way arising out of the carrying out by any of the Indemnified Parties of any act in connection with the transactions contemplated herein and in the Hong Kong Public Offering Documents, the performance by the Sole Sponsor, the Joint Global Coordinators, the Hong Kong Underwriters of their obligations hereunder or otherwise in connection with the offer, allotment, issue, sale or delivery of the Hong Kong Offer Shares or the preparation or dispatch of the Hong Kong Public Offering Documents, provided that the foregoing shall not, except in relation to the matters as provided in Clause 3.7, exclude any liability of any Indemnified Party for such Loss which has been finally judicially determined by a court of competent jurisdiction to have arisen primarily out of such Indemnified Party’s gross negligence, willful default or fraud.

12.4

Conduct of claims: If any Proceeding is instituted involving any Indemnified Party in respect of which the indemnity provided for in this Clause 12 may apply, such Indemnified Party shall, subject to any restrictions imposed by any Law or obligation of confidentiality, promptly notify the Indemnifying Party in writing of the institution of such Proceeding, provided, however, that the omission to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party under this Clause 12 or otherwise. The Indemnifying Party may participate at its expense in the defense of such Proceeding including appointing counsel at its expense to act for it in such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of any Indemnified Parties) also be counsel to the Indemnified Party. Unless the Joint Global Coordinators (on behalf of any Indemnified Parties) consent to counsel to the Indemnifying Party acting as counsel to such Indemnified Parties in such Proceeding, the Joint Global Coordinators (on behalf of such Indemnified Parties) shall have the right to appoint their own separate counsel (in addition to local counsel) in such Proceeding. The fees and expenses of separate counsel (in addition to local counsel) to any Indemnified Parties shall be borne by the Indemnifying Party and paid as incurred.

12.5

Settlement of claims: No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which any Indemnified Party is or could be or could have been a party and indemnity could be or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent judgment includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party. Any settlement or compromise by any Indemnified Party, or any consent by any Indemnified Party to the entry of any judgment, in relation to any Proceeding shall be without prejudice to, and without (other than any obligations imposed on it by law) any accompanying obligation or duty to mitigate the same in relation to, any Loss it may recover from, or any Proceeding it may take against, any of the Indemnifying Parties under this Agreement. The Indemnifying Party shall be liable for any settlement or compromise by any Indemnified Party of, or any judgment consented to by any Indemnified Party with respect to, any pending or threatened Proceeding, whether effected with or without the consent of such Indemnifying Party, and agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement, compromise or consent judgment. The rights of the Indemnified Parties herein are in addition to any rights that each Indemnified Party may have at law or otherwise and the obligations of the Indemnifying Parties herein shall be in addition to any liability which the Indemnifying Parties may otherwise have.

12.6

Arrangements with advisers: If the Indemnifying Party enters into any agreement or arrangement with any adviser for the purpose of or in connection with the Global Offering, the terms of which provide that the liability of the adviser to the Indemnifying Party or any other person is excluded or limited in any manner, no person entitled to an indemnity or waiver of liability under this Clause 12 is to be prejudiced by such agreement and, if any net liability of any such person is increased as a result, the Indemnifying Party will, without prejudice to its other obligations under this Clause 12, indemnify such person to such an extent.:

12.7

Costs: For the avoidance of doubt, the indemnity under this Clause 12 shall cover all costs, charges, fees and expenses which any Indemnified Party may suffer, incur or pay in disputing, investigating, responding to, defending, settling or compromising, or enforcing any settlement, compromise or judgment obtained with respect to, any Losses or any Proceedings to which the indemnity may relate and in establishing its right to indemnification under this Clause 12.

12.8

Payment on demand: All amounts subject to indemnity under this Clause 12 shall be paid by the Indemnifying Party as and when they are incurred within ten Business Days of a written notice demanding payment being given to such Indemnifying Party by or on behalf of the relevant Indemnified Party.

12.9

Payment free from counterclaims/set-offs: All payments made by the Indemnifying Party under this Clause 12 shall be made gross, free of any right of counterclaim or set off and without deduction or withholding of any kind, other than any deduction or withholding required by any Law. If the Indemnifying Party makes a deduction under this Clause 12, the sum due from such Indemnifying Party shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the relevant Indemnified Party which is entitled to such payment receives a sum equal to the sum it would have received had no deduction or withholding been made.

12.10

Taxation: If a payment under this Clause 12 will be or has been subject to Taxation, the Indemnifying Party shall pay the relevant Indemnified Party on demand the amount (after taking into account any Taxation payable in respect of the amount and treating for these purposes as payable any Taxation that would be payable but for a relief, clearance, deduction or credit, but excluding any Taxes to the extent imposed as a result of the Indemnified Party’s failure to provide information or certification as reasonably requested by the Indemnifying Party that would have reduced or eliminated such Taxes) that will ensure that the relevant Indemnified Party receives and retains a net sum equal to the sum it would have received had the payment not been subject to Taxation.

12.11

Full force: The foregoing provisions of this Clause 12 will continue in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or the termination of this Agreement.

13	ANNOUNCEMENTS

13.1

Restrictions on announcements: No announcement concerning this Agreement or any matter contemplated herein shall be made or dispatched by the Company (or by its directors, officers, employees or agents) during the period of 30 days from the date of this Agreement without the prior written approval of the Sole Sponsor and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) except in the event and to the extent that any such announcement is required by applicable Laws (including U.S. securities related laws) or required by any Authority to which such party is subject or submits, wherever situated, including, without limitation, the SEHK, whether or not the requirement has the force of law and any such announcement so made by any of the parties shall be made only after the Sole Sponsor and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) have had a reasonable opportunity to review and comment on the final draft and their comments (if any) have been fully considered by the issuers thereof.

13.2

Full force: The restriction contained in this Clause 13 shall continue to apply after the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or, for so long as any of the Sole Sponsor or the Joint Global Coordinators still remain as sponsor or adviser to the Company, the termination of this Agreement.

14	CONFIDENTIALITY

14.1

Information confidential: Subject to Clause 14.2, each party hereto shall, and shall procure that its affiliates and its and their directors, officers and agents will, treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement, the matters contemplated under this Agreement or the other parties to this Agreement.

14.2	Exceptions: Any party hereto may disclose, or permit its affiliates, directors, officers and agents to disclose, information which would otherwise be confidential if and to the extent:

(a)	required by applicable Laws;

(b)

required by Authority to which such party is subject or submits, wherever situated, including, without limitation, the SEHK and the SFC, whether or not the requirement for disclosure of information has the force of law;

(c)	required to vest the full benefit of this Agreement in such party;

(d)	disclosed to the professional advisers and auditors of such party;

(e)	the information has come into the public domain through no fault of such party;

(f)

required by any Hong Kong Underwriter or its affiliates for the purpose of the Global Offering or necessary in the view of any Hong Kong Underwriter or its affiliates to seek to establish any defense or pursue any claim in any legal, arbitration or regulatory proceeding or investigation in connection with the Global Offering or otherwise to comply with its or their own regulatory obligations; or

(g)

the other parties have given prior written approval to the disclosure (and in the case of the Hong Kong Underwriters, by the Joint Global Coordinators (on behalf of the Hong Kong Underwriters)), such approval not to be unreasonably withheld, provided that, in the cases of Clauses (c) and (g), any such information disclosed shall be disclosed only after consultation with the other parties.

14.3

Full force: The restrictions contained in this Clause 14 shall remain in full force and effect notwithstanding the termination of this Agreement or the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

15	NOTICES

15.1	Language: All notices or other communication delivered hereunder shall be in writing except as otherwise provided in this Agreement and shall be in the English language.

15.2	Time of notice: Any such notice or other communication shall be addressed as provided in Clause 15.3 and if so addressed, shall be deemed to have been duly given or made as follows:

(a)	if sent by personal delivery, upon delivery at the address of the relevant party;

(b)	if sent by post, two Business Days after the date of posting;

(c)	if sent by airmail, five Business Days after the date of posting;

(d)

if sent by facsimile, when dispatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission.

Any notice received or deemed to be received on a day which is not a Business Day shall be deemed to be received on the next Business Day.

15.3	Details of contact: The relevant address and facsimile number of each of the parties hereto for the purpose of this Agreement, subject to Clause 15.4, are as follows:

If to the Company, to:

Address	:	Unit 2806, Millennium City 5, No.418 Kwun Tong Road, Kowloon, Hong Kong
Fax	:	+86 21 2407 8888
Attention	:	Chief Financial Officer

If to Goldman Sachs, to:

Address	:	68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong
Fax	:	+852 2978 0440
Attention	:	Project Home

If to Citi, to:

Address	:	50th Floor, Champion Tower, Three Garden Road, Central, Hong Kong
Fax	:	+852 3009 0272
Attention	:	Project Home

If to CMBI, to:

Address	:	45/F, Champion Tower 3 Garden Road Central Hong Kong
Fax	:	+852 3900 0865
Attention	:	Project Home

If to UBS, to:

Address	:	52/F, Two International Finance Centre 8 Finance Street Central Hong Kong
Fax	:	+852 2514 5905
Attention	:	Project Home

If to any of the Hong Kong Underwriters, to the address and fax number of such Hong Kong Underwriter, and for the attention of the person, specified opposite the name of such Hong Kong Underwriter in Schedule 1.

15.4

Change of contact details: A party may notify the other parties to this Agreement of a change of its relevant address or facsimile number for the purposes of Clause 15.3, provided that such notification shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than two Business Days after the date on which notice is given, the date falling two Business Days after notice of any such change has been given.

16	GOVERNING LAW; DISPUTE RESOLUTION; WAIVER OF IMMUNITY

16.1	Governing law: This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

16.2

Arbitration: Each party to this Agreement agrees, on behalf of itself and as agent for its respective affiliates, that any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter, existence, negotiation, validity, invalidity, termination or enforceability (including non-contractual disputes or claims, and disputes or claims against each party’s affiliates) shall be referred to arbitration and finally settled under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration is submitted in accordance with the Rules. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. This arbitration agreement shall be governed by the law of Hong Kong. The rights and obligations of the parties to submit disputes to arbitration pursuant to this Clause shall survive the termination of this Agreement or the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement. Any party may bring proceedings in any court of competent jurisdiction for ancillary, interim or interlocutory relief in relation to any arbitration commenced under this Clause.

16.3

Submission to jurisdiction: Each of the parties hereto irrevocably submits to the jurisdiction of the arbitral tribunal appointed or constituted for any arbitration commenced under Clause 16 and of any court of competent jurisdiction in which proceedings may be brought in relation to or in support of such arbitration.

16.4

Waiver of objection to jurisdiction: Each of the parties hereto irrevocably waives (and irrevocably agrees not to raise) any objection (on the grounds of forum non conveniens or otherwise) which it may now or hereafter have to the arbitral tribunal appointed or constituted for any arbitration commenced under Clause 16 and to any court of competent jurisdiction in which proceedings may be brought in relation to or in support of such arbitration and further irrevocably agrees that a judgment or order of any such court or an award of such arbitral tribunal shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

16.5

Service of documents: Each of the parties hereto irrevocably agrees that any writ, summons, order, judgment or other notice of legal process shall be sufficiently and effectively served on it if delivered in accordance with Clause 15.

16.6

Waiver of immunity: To the extent that in any proceedings in any jurisdiction (including, without limitation, arbitration proceedings), the Company may now or hereafter have, or can claim for itself or its assets, properties or revenues, any immunity on any grounds under the laws of any jurisdiction from any action, suit, proceeding or other legal process (including, without limitation, arbitration proceedings), from set-off or counterclaim, from the jurisdiction of any court or arbitral tribunal, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award including, without limitation, any arbitral award, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment, decision, determination, order or award including, without limitation, any arbitral award or to the extent that in any such proceedings there may be attributed to itself or its assets, properties or revenues any such immunity (whether or not claimed) under the laws of any jurisdiction, the Company hereby irrevocably waives and agrees not to plead or claim any such immunity in relation to any such proceedings, and declares that such waiver shall be effective to the fullest extent permitted by such laws.

17	GENERAL PROVISIONS

17.1	Time: Save as otherwise expressly provided herein, time shall be of the essence of this Agreement.

17.2

Illegality, invalidity or unenforceability: If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction, neither the legality, validity or enforceability in that jurisdiction of any other provisions hereof nor the legality, validity or enforceability of that or any other provision(s) hereof under the Laws of any other jurisdiction shall in any way be affected or impaired thereby.

17.3

Assignment: Each of the Sole Sponsor, the Joint Global Coordinators and the Hong Kong Underwriters may assign, in whole or in part, the benefits of this Agreement, including, without limitation, the Warranties and the indemnities in Clauses 8 and 12, respectively, to any of the persons who have the benefit of the indemnities in Clause 12 and any successor entity to such Sole Sponsor, Joint Global Coordinator or Hong Kong Underwriter or any of such persons, as applicable. Obligations under this Agreement shall not be assignable.

17.4

Release or compromise: Each party may release, or compromise the liability of, the other parties (or any of them) or grant time or other indulgence to the other parties (or any of them) without releasing or reducing the liability of the other parties (or any of them) or any other party hereto. Without prejudice to the generality of the foregoing, the Company agrees and acknowledges that any amendment or supplement to the Offering Documents or any of them (whether made pursuant to Clause 8.5 or otherwise) or any announcement, issue, publication or distribution, or delivery to investors, of such amendment or supplement or any approval by, or knowledge of, the Sole Sponsor, the Joint Global Coordinators, the Hong Kong Underwriters or any of them, of such amendment or supplement to any of the Offering Documents subsequent to its distribution shall not in any event and notwithstanding any other provision hereof constitute a waiver or modification of any of the conditions precedent to the obligations of the Hong Kong Underwriters as set forth in this Agreement or constitute a waiver or modification, or result in the loss, of any rights hereunder of the Joint Global Coordinators or the Hong Kong Underwriters, as the case may be, to terminate this Agreement or otherwise prejudice any other rights of the Joint Global Coordinators or the Sole Sponsor or the Hong Kong Underwriters, as the case may be, under this Agreement (in each case whether by reason of any misstatement or omission resulting in a prior breach of any of the Warranties or otherwise).

17.5

Exercise of rights: No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, power and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies (whether provided by Laws or otherwise).

17.6	No partnership: Nothing in this Agreement shall be deemed to give rise to a partnership or joint venture, nor establish a fiduciary or similar relationship, between the parties hereto.

17.7

Entire agreement: This Agreement, together with, in the case of the Sole Sponsor, the Sponsor’s Engagement Letter, constitute the entire agreement between the Company, the Sole Sponsor, the Joint Global Coordinators and the Hong Kong Underwriters relating to the underwriting of the Hong Kong Public Offering and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

17.8	Amendment and variations: This Agreement may only be amended or supplemented in writing signed by or on behalf of each of the parties hereto.

17.9

Counterparts: This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

17.10

Judgment Currency Indemnity: In respect of any judgment or order or award given or made for any amount due under this Agreement to any of the Indemnified Parties that is expressed and paid in a currency (the “judgment currency”) other than Hong Kong dollars, the Company will, jointly and severally, indemnify such Indemnified Party against any loss incurred by such Indemnified Party as a result of any variation as between (A) the rate of exchange at which the Hong Kong dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such Indemnified Party is able to purchase Hong Kong dollars with the amount of the judgment currency actually received by such Indemnified Party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Hong Kong dollars.

17.11

Taxation: All payments to be made by the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all Taxes. If any Taxes are required by Laws to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed in this Agreement is received by the Hong Kong Underwriters or the Joint Global Coordinators, as applicable. If a Hong Kong Underwriter or a Joint Global Coordinator is required by any PRC Authority to pay any PRC Taxes as a result of this Agreement, the Company will pay an additional amount to such Hong Kong Underwriter or Joint Global Coordinator so that the full amount of such payments as agreed in this Agreement to be paid to such Hong Kong Underwriter or Joint Global Coordinator is received by such Hong Kong Underwriter or Joint Global Coordinator and will further, if requested by such Hong Kong Underwriter or Joint Global Coordinator, use commercially reasonable efforts to give such assistance as such Hong Kong Underwriter or Joint Global Coordinator may reasonably request to assist such Hong Kong Underwriter or Joint Global Coordinator in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Hong Kong Underwriter or Joint Global Coordinator reasonably request, promptly making available to such Hong Kong Underwriter or Joint Global Coordinator notices received from any PRC Authority and, subject to the receipt of funds from such Hong Kong Underwriter or Joint Global Coordinator, by making payment of such funds on behalf of such Hong Kong Underwriter or Joint Global Coordinator to the relevant PRC Authority in settlement of such PRC Taxes. However, no such additional amount(s) will be payable pursuant to this paragraph on account of (i) any income taxes or other Taxes imposed on a Hong Kong Underwriter or Joint Global Coordinator as a result of such Hong Kong Underwriter or Joint Global Coordinator having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder; or (ii) any Taxes to the extent imposed as a result of the failure of a Hong Kong Underwriter or Joint Global Coordinator to provide information or certification as reasonably requested by the Company that would have reduced or eliminated such Taxes.

17.12

Authority to the Joint Global Coordinators: Unless otherwise provided herein, each Hong Kong Underwriter (other than the Joint Global Coordinators) hereby authorizes the Joint Global Coordinators to act on behalf of all the Hong Kong Underwriters in their sole and absolute discretion in the exercise of all rights and discretions granted to the Hong Kong Underwriters or any of them under this Agreement and authorizes the Joint Global Coordinators in relation thereto to take all actions they may consider desirable and necessary to give effect to the transactions contemplated herein.

17.13

Contracts (Rights of Third Parties) Ordinance: A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance to enforce any terms of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Ordinance, and to the extent otherwise set out in this Clause 17.13:

(a)

Indemnified Parties may enforce and rely on Clause 12 to the same extent as if they were a party to this Agreement. An assignee pursuant to Clause 17.3 may enforce and rely on this Agreement as if it were a party to this Agreement.

(b)	This Agreement may be terminated or rescinded and any term may be amended, varied or waived without the consent of the persons referred to in Clause (a).

17.14

Survival: The provisions in this Clause 17 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or the termination of this Agreement.

17.15

Officer’s Certificates: Any certificate signed by any officer of the Company or of any of the other members of the Group and delivered to the Joint Global Coordinators or the Sole Sponsor or any Underwriter or any counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Joint Global Coordinator, Sole Sponsor or Underwriter.

18	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES

18.1

In the event that the Sole Sponsor, any Joint Global Coordinator or Hong Kong Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sole Sponsor, Joint Global Coordinator or Hong Kong Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

18.2

In the event that the Sole Sponsor, any Joint Global Coordinator or Hong Kong Underwriter that is a Covered Entity or a Covered Affiliate of such Sole Sponsor, Joint Global Coordinator or Hong Kong Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sole Sponsor, Joint Global Coordinator or Hong Kong Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SCHEDULE 1

THE HONG KONG UNDERWRITERS

Hong Kong Underwriters	Maximum number of Hong Kong Offer Shares to be underwritten	Percentage to be underwritten
Goldman Sachs 68th Floor, Cheung Kong Center 2 Queen’s Road Central Hong Kong Fax number: +852 2978 0440	See below	See below
Citi 50th Floor, Champion Tower Three Garden Road Central Hong Kong Fax number: +852 3009 0272	See below	See below
CMBI 45/F, Champion Tower 3 Garden Road Central Hong Kong Fax number: +852 3900 0865	See below	See below
UBS 52/F, Two International Finance Centre 8 Finance Street Central Hong Kong Fax number: +852 2514 5905	See below	See below
ABCI Securities Company Limited 10/F, Agricultural Bank of China Tower 50 Connaught Road Central Hong Kong Fax number: +852 2861 0061	See below	See below
AMTD Global Markets Limited 23/F, Nexxus Building 41 Connaught Road Central Hong Kong Fax number: +852 3163 3289	See below	See below

BOCI Asia Limited 26/F, Bank of China Tower 1 Garden Road Central Hong Kong Fax number: +852 2973 6309	See below	See below
China International Capital Corporation Hong Kong Securities Limited 29/F, One International Finance Centre 1 Harbour View Street Central Hong Kong Fax number: +852 2872 2101	See below	See below
CLSA Limited 18/F, One Pacific Place 88 Queensway Hong Kong Fax number: +852 2169 0801	See below	See below
The Hongkong and Shanghai Banking Corporation Limited 1 Queen’s Road Central Hong Kong Fax number: +852 3409 2488	See below	See below
ICBC International Securities Limited 37/F, ICBC Tower 3 Garden Road Hong Kong Fax number: +852 2683 3340	See below	See below
Total	1,676,500	100%

The number of Hong Kong Offer Shares underwritten by each of the Hong Kong Underwriters shall be determined in the manner set out below:

A = B/C x 1,676,500

where:

“A” is the number of the Hong Kong Offer Shares underwritten by the relevant Hong Kong Underwriter, provided that: (i) any fraction of an Hong Kong Offer Share shall be rounded to the nearest whole number of Hong Kong Offer Share, (ii) the total number of Hong Kong Offer Shares to be underwritten by the Hong Kong Underwriters shall be exactly 1,676,500 and (iii) the number underwritten by each Hong Kong Underwriter may be adjusted as may be agreed by the Company and the Hong Kong Underwriters.

“B” is the number of Firm Shares (as defined in the International Underwriting Agreement) which the relevant Hong Kong Underwriter or any of its affiliates has agreed to purchase or procure purchasers for pursuant to the International Underwriting Agreement; and

“C” is the aggregate number of Firm Shares (as defined in the International Underwriting Agreement) which all the Hong Kong Underwriters or any of their respective affiliates have agreed to purchase or procure purchasers for pursuant to the International Underwriting Agreement.

SCHEDULE 2

THE WARRANTIES

The Company represents, warrants and undertakes to the Sole Sponsor, the Joint Global Coordinators, the Hong Kong Underwriters and each of them as follows:

(a)

An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-248449) in respect of the Shares, including the Offer Shares, has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Offer Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)

(A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information (as defined in Section 9(b) hereof);

(c)

The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) to the International Underwriting Agreement, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time (as defined under the International Underwriting Agreement) did not, and as of each Time of Delivery (as defined in Section 4(a) of the International Underwriting Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, each “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, each roadshow and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)

The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the filing of the relevant documents with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(e)

The Company (including, without limitation, its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any offering material in connection with the offering and sale of the Offer Shares and will not, without the prior written consent of the Representatives, prepare, make, use, authorize, approve or refer to any offering material, other than the Pricing Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement;

(f)

The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto;

(g)

The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information (as defined in Section 9(b) hereof);

(h)

Neither the Company nor any of its subsidiaries referred to in Schedule III hereof (the “Subsidiaries,” and each, a “Subsidiary”) has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, in each case other than as set forth in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any material change in the capital stock (other than as a result of (i) the exercise of outstanding warrants described in the Pricing Prospectus and the Prospectus, (ii) the exercise or vesting, as applicable, of stock options, stock appreciation rights, restricted stock, restricted stock units, or performance stock units or the award, if any, of stock options, stock appreciation rights, restricted stock, restricted stock units, or performance stock units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (iii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long term debt of the Company or any of its Subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse effect on or affecting the condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries, taken as a whole;

(i)

The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus or the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; except as described in the Pricing Prospectus and the Prospectus, any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; and neither the Company nor any of its Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease, other than such claims which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(j)

Each of the Company and each of its Subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with corporate or other company power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, with respect to the Subsidiaries, where the failure to be so qualified or to be in good standing or to be so organized would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company has been duly registered as a non-Hong Kong company under Part 16 of the then in force Companies Ordinance (Chapter 622 of the Laws of Hong Kong); and each material subsidiary and consolidated affiliated entity of the Company has been listed in Schedule III hereof;

(k)

The Company had, as of the date indicated in the Pricing Prospectus, an authorized capitalization as set forth in the Pricing Prospectus under the heading “Description of Common Stock” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are legally paid in accordance with its articles of association as amended from time to time and the laws of the PRC and (except as described in the Pricing Prospectus and the Prospectus, as indicated in Schedule III hereto, and, in the case of any foreign Subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus; and the Offer Shares to be issued and sold by the Company to the Underwriters have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free of any restriction upon the holding, voting or transfer thereof (except as may be imposed by applicable securities laws) and will conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Offer Shares is not subject to any preemptive or similar rights;

(l)

Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in the Company or its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares in the capital stock of the Company or its Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options;

(m)

There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), other than registration rights that have been or will be satisfied, waived or complied with;

(n)

The issue and sale of the Offer Shares and the compliance by the Company with the International Underwriting Agreement, this Agreement and the Operative Documents and the consummation of the transactions contemplated in this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, violations or defaults that have been validly waived or that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and, except as described in the Pricing Prospectus and the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offer Shares or the consummation by the Company of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents, except such as have been obtained and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under U.S. state securities laws, such governmental authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offer Shares by the Underwriters, and such final approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK;

(o)

The certificate of incorporation, bylaws or other constitutional or organizational documents of each of the Company and its Subsidiaries entity comply with the requirement of applicable law in its respective jurisdiction of incorporation and are in full force and effect; and the certificate of incorporation and bylaws of the Company comply with the applicable laws of Hong Kong (including, without limitation, The Rules Governing the Listing of Securities on The Share Exchange of Hong Kong Limited (as amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”), in each case subject to any waiver granted by the SEHK);

(p)

None of the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, and only in the case of clauses (ii) and (iii), the effect of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(q)

The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Taxation”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(r)

The application of the net proceeds from the offering of the Offer Shares, as described in the Pricing Disclosure Package and the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries or any governmental authorization applicable to any of the Company or any of its Subsidiaries;

(s)

Any third-party statistical, industry-related and market-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consents to the use of such data from such sources to the extent required;

(t)

There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries or any officer or director of the Company is a party or of which any property or assets of the Company or any of its Subsidiaries or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its Subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect, except such as are described in the Pricing Prospectus or the Prospectus; and, to the Company’s best knowledge, no such proceedings are threatened or contemplated by governmental authorities or others, except such as are described in the Pricing Prospectus or the Prospectus;

(u)

Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries possess, and are in compliance with the terms of, all necessary certificates, authorizations, franchises, licenses and permits (the “Licenses”) that are material to the conduct of the business now conducted or proposed in the Pricing Disclosure Package and the Prospectus to be conducted by them, except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all such Licenses contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in both the Pricing Prospectus and the Prospectus; all such Licenses are valid and in full force and effect in all material respects, and none of the Company or its Subsidiaries is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of any such License, other than such matters which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(v)

Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries own, possess, license or have other rights to use or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Pricing Disclosure Package and the Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) to the best knowledge of the Company, none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect;

(w)

(A) (i) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect on the Company, and (ii) except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the Company’s best knowledge, there is no existing, imminent or threatened labor disturbance by the employees of any of the principal suppliers or contractors of the Company or any of its Subsidiaries; and (B) except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the best knowledge of the Company there have been and are no violations of any applicable labor and employment law in the relevant jurisdictions by the Company or any of its Subsidiaries or, to the Company’s best knowledge, by any of the principal suppliers or contractors of the Company or any of its Subsidiaries;

(x)

Except (A) where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and (C) where such matters are the result of a pending bona fide dispute with taxing authorities, each of the Company and its Subsidiaries has filed all required material tax returns, reports and filings that have been due and for which no extensions have been granted, or have been granted extensions thereof. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, such returns, reports or filings are not the subject of any disputes with revenue or other authorities other than disputes which, if determined adversely to the Company or a Subsidiary, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and each of its Subsidiaries has paid all taxes (including any assessments, fines or penalties) required to be paid by them and has no knowledge of any tax deficiency which might be assessed against them, except for those that would not have a Material Adverse Effect;

(y)

The Company and its Subsidiaries carry, or are covered by, insurance for the conduct of their respective businesses and the value of their respective properties, if applicable, in such amounts and covering such risks as is customary for companies engaged in similar businesses; all such insurance is fully in force on the date hereof and will be fully in force at each Time of Delivery; the Company and its Subsidiaries are in compliance with the terms of all such insurance and there are no claims by the Company or any of its Subsidiaries under any such insurance as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such denial would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any its Subsidiaries has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires; neither the Company nor any of its Subsidiaries has been refused any material insurance coverage sought or applied for;

(z)

The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (“Investment Company Act”);

(aa)

(A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offer Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offer Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(bb)

KPMG Huazhen LLP Shanghai Branch, who have performed audits of consolidated financial statements of the Company and its subsidiaries, and audits of the Company’s internal control over financial reporting thereof, are independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;

(cc)

The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)

Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ee)

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(ff)

Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Board are in compliance with the provisions of Sarbanes-Oxley and all rules of the New York Stock Exchange that are applicable to them as of the date of this Agreement;

(gg)

The Company has established, maintained and evaluated, or by the Listing Date shall have established, effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable law relating to disclosure of information and reporting obligations, other than such requirements with respect to which the Company has obtained waivers;

(hh)

Neither the Company nor any of its Subsidiaries nor any director, officer, employee or controlled affiliate of the Company or of any of its Subsidiaries or, to the Company’s best knowledge, any agent, is aware of or has, directly or indirectly, made, offered, promised or authorized (i) any contribution, payment, gift of funds or property, or anything of value to any public official (as defined below), in the United States, the PRC, Hong Kong or any other jurisdiction, where either the payment or the purpose of such contribution, payment, gift or thing of value was, is, or would be prohibited under any applicable law of the United States, the PRC, Hong Kong, or any other jurisdiction, or (ii) any bribe, rebate, payoff, influence payment, kickback or other corrupt or unlawful payment in any jurisdiction in connection with the business activities of the Company or any of its Subsidiaries; without prejudice to the foregoing, neither the Company nor any of its Subsidiaries nor any director, officer, employee or controlled affiliate of the Company or of any of its Subsidiaries or, to the Company’s best knowledge, agent, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery or anti-corruption laws or the rules or regulations thereunder, including, but not limited to, the Foreign Corrupt Practices Act of 1977 as may be amended; and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to provide reasonable assurance as to the continued compliance therewith; and no part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder (as used herein, “public official” includes any official, agent, officer, employee or representative of, or any person acting in an official capacity on behalf of, any of the following parties: a national, supranational, regional or local authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over any one of the International Underwriters, or an entity or enterprise with any level of government or state ownership or control by any one of the foregoing parties; and also includes any candidate for public office or for any political party position and any member of any royal or ruling family; the definition of “public official” further includes immediate family members and close associates of all parties mentioned above);

(ii)

The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects, to the extent applicable, with financial recordkeeping and reporting and anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(jj)

None of the Company nor any of its Subsidiaries nor any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries: (i) is currently the target of any sanctions administered or enforced by the United States Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any orders issued pursuant to the Iran Sanctions Act, as amended; the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, or the U.S. Syria Accountability and Lebanese Sovereignty Act (collectively, “Sanctions”), (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine (collectively, “Sanctioned Countries”), and (iii) will directly or indirectly use the proceeds of the offering of the Offer Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, in violation of Sanctions, or (b) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; to the Company’s best knowledge, neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a person who is the target of Sanctions, in violations of Sanctions, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its Subsidiaries have any plans to engage in dealings or transactions with or for the benefit of such persons, or with or in a Sanctioned Country;

(kk)

(A) The Company and its Subsidiaries and their respective assets and operations are in compliance with, and the Company and each of its Subsidiaries have obtained or made and hold and are in compliance with all approvals required under, any and all applicable Environmental Laws (as defined below) in all material respects; (B) there are no past, present or, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company and its subsidiaries, taken as a whole, under, or to interfere with or prevent compliance by each of the Company and its Subsidiaries with, Environmental Laws; (C) none of the Company nor its Subsidiaries is the subject of any investigation, or has received any notice or claim, or is a party to or affected by any pending or, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below), which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (as used herein, “Environmental Laws” means any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign relating to health, safety, the environment (including, without limitation, the protection, cleanup or restoration thereof), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ll)

None of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or its other subsidiaries, from repaying to the Company or the other subsidiaries any loans or advances to such subsidiary from the Company or the other subsidiaries or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary. Except as disclosed in the Pricing Prospectus and the Prospectus, all dividends declared by a subsidiary in the PRC may under the current laws and regulations of the PRC be transferred out of the PRC and may be paid in United States dollars or other foreign currency, subject to the successful completion of PRC procedures required for such remittance, and except as disclosed in the Pricing Prospectus and the Prospectus, all such dividends will not be subject to other taxes under the laws and regulations of the PRC;

(mm)

Each of the Company and its Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations in all material respects;

(nn)

Each of the International Underwriting Agreement, this Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms;

(oo)

The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled consistently with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(pp)

Any certificate signed by any officer or director of the Company and delivered to the Underwriters, counsel for the Underwriters as required or contemplated by the International Underwriting Agreement or this Agreement, as applicable, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter;

(qq)

Except as set forth herein and in the Hong Kong Underwriting Agreement and in documents ancillary hereto or thereto, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Global Offering;

(rr)

None of the Company nor any of its Subsidiaries nor, to the Company’s best knowledge, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, (i) has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the International Offer Shares, or (ii) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise;

(ss)

Except as described in the Registration Statement, and save for any Trading Fee, Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilization Agent and any subsequent transfer of such shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance or transfer tax or duty or any withholding tax is or will be payable by or on behalf of or on payments to the International Underwriters, or otherwise imposed on any payments made to the International Underwriters, acting in their capacity as International Underwriters, in connection with (i) the issuance of the International Offer Shares to the International Underwriters by the Company; (ii) the sale and delivery by the International Underwriters of the International Offer Shares to the initial purchasers thereof; (iii) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) any subsequent transfer of, or agreement to transfer, the International Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the International Underwriters); or (v) deposit of the Offer Shares with the HKSCC; and

(tt)

Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the International Offer Shares, any Shares that may be issued pursuant to the long-term incentive plan of the Company effective on October 31, 2016 (the “2016 Plan”), and any Shares that may be issued in connection with the exercise of the warrants initially issued by the Company to Pollos Investment L.P., an affiliate of Primavera Capital Group, and API (Hong Kong) Investment Limited, an affiliate of Zhejiang Ant Small and Micro Financial Services Group Co., Ltd., on January 9, 2017 (the “Warrants”) on the Main Board of the Hong Kong Stock Exchange and there is no reason to believe that such approval may be revoked, suspended or modified.

SCHEDULE 3

CONDITIONS PRECEDENT DOCUMENTS

Part A

1.	Four certified true copies of the resolutions of the Board (or a duly constituted committee of the Board) of the Company:

1.1

approving and authorizing this Agreement and each of the Operative Documents and such documents as may be required to be executed by the Company pursuant to each such Operative Document or which are necessary or incidental to the Global Offering and the execution on behalf of the Company of, and the performance by the Company of its obligations under, each such document;

1.2	approving the Global Offering and any issue of Shares pursuant thereto;

1.3	approving and authorizing the issue of, among other things, the Hong Kong Public Offering Documents, the PHIP and the Formal Notice;

1.4	approving and authorizing the issue and the registration of the Hong Kong Public Offering Documents with the Registrar of Companies in Hong Kong; and

1.5	approving the Verification Notes.

2.

Four printed copies of each of the Hong Kong Public Offering Documents duly signed by two Directors or their respective duly authorized attorneys and, if signed by their respective duly authorized attorneys, certified true copies of the relevant powers of attorney.

3.

Four certified true copies of each of the written confirmation from the Registrar of Companies in Hong Kong confirming the registration of the Hong Kong Offering Documents and the authorization to register the Hong Kong Offering Documents issued by the SEHK.

4.	Four signed originals of the Verification Notes duly signed by or on behalf of each person to whom responsibility is therein assigned (other than the Sole Sponsor).

5.	Four signed originals of the accountants’ report dated the Hong Kong Prospectus Date from the Reporting Accountants, the text of which is contained in Appendix I to the Hong Kong Prospectus.

6.

Four signed originals of the letter from the Reporting Accountants, dated the Hong Kong Prospectus Date and addressed to the Company, relating to the unaudited pro forma financial information relating to the adjusted net tangible assets, the text of which is contained in Appendix II to the Hong Kong Prospectus.

7.

Four signed originals of the comfort letter from the Reporting Accountants, dated the date of the Hong Kong Prospectus and addressed to the Sole Sponsor and the Joint Global Coordinators, and in form and substance satisfactory to the Joint Global Coordinators, which letter shall cover, without limitation, the various financial information disclosed in the Hong Kong Prospectus.

8.

Four signed originals of the legal opinions from Jingtian & Gongcheng, the Company’s legal adviser as to PRC law, addressed to the Company and in respect of certain aspects of the Group under PRC law and the property interests of the Group in form and substance satisfactory to the Joint Global Coordinators.

9.

Four signed originals of the legal opinions from Commerce & Finance Law Offices, the Underwriters’ legal adviser as to PRC law, addressed to the Sole Sponsor and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and in respect of certain aspects of the Group under PRC law and the property interests of the Group in form and substance satisfactory to the Joint Global Coordinators.

10.

Four signed originals or certified true copies of the letter from each of the experts stated in the section headed “Other Information – Consents of experts” in Appendix IV to the Hong Kong Prospectus, dated the Hong Kong Prospectus Date, consenting to the issue of the Hong Kong Prospectus with the inclusion of references to them and of their report and letter in the form and context in which they are included.

11.	Four signed originals of the internal controls report from the Internal Controls Consultant.

12.	Four certified true copies of the Receiving Bank Agreement duly signed by the parties thereto.

13.	Four certified true copies of the Registrar Agreement duly signed by the parties thereto.

14.	Four certified true copies of each of the Bylaws and the Certificate of Incorporation.

15.

Four signed originals or certified true copies of each of the certificate given by the relevant translator relating to the translation of the Hong Kong Public Offering Documents and the Formal Notice and a certificate by Apex Translation Communications Ltd. as to the competency of such translator.

16.	Four certified true copies of the compliance adviser agreement between the Company and the compliance adviser.

17.	Four certified true copies of each of the following:

(a)	the certificate of registration of the Company under Part 16 of the Companies Ordinance; and

(b)	the current business registration certificate of the Company issued pursuant to the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong).

Part B

1.

Four signed originals of each of the comfort letters from the Reporting Accountants, dated, respectively, the date of the International Underwriting Agreement and the Listing Date and addressed to the International Underwriters and Sole Sponsor, and in form and substance satisfactory to the Joint Global Coordinators and Sole Sponsor, which letters shall cover, without limitation, the various financial information disclosed in each of the General Disclosure Package and the Final Prospectus.

2.

Four signed originals of the bringdown comfort letter from the Reporting Accountants, dated the Listing Date and addressed to the Sole Sponsor and the Joint Global Coordinators, and in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators, which letter shall cover, without limitation, the various financial information disclosed in the Hong Kong Prospectus.

3.

Four signed originals of the legal opinion from Jingtian & Gongcheng, the legal adviser to the Company as to PRC law, addressed to the Company in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators (including a bringdown opinion of the opinions under item 8 of Part A).

4.

Four signed originals of the legal opinion from Commerce & Finance Law Offices, the Underwriters’ legal adviser as to PRC law, addressed to the Sole Sponsor and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators (including a bringdown opinion of the opinions under item 9 of Part A).

5.

Four signed originals of the legal opinion from Sidley Austin, the legal adviser to the Company as to United States law, addressed to the Sole Sponsor and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) dated the Listing Date, and in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators.

6.

Four signed originals of the disclosure letter from Sidley Austin, the legal adviser to the Company as to United States law, addressed to the Sole Sponsor and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) dated the Listing date, and in the form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators.

7.

Four signed originals of the legal opinion from Sidley Austin, the legal adviser to the Company as to Hong Kong law, addressed to the Sole Sponsor and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and dated the Listing Date, and in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators.

8.

Four signed originals of the legal opinion of Simpson Thacher & Bartlett, the Underwriters’ legal adviser as to United States law, addressed to the Sole Sponsor and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and dated the Listing Date, and in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators.

9.

Four signed originals of the disclosure letter from Simpson Thacher & Bartlett, the Underwriters’ legal adviser as to United States law, addressed to the Sole Sponsor and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and dated the Listing Date, and in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators.

10.

Four signed originals of the legal opinion of Freshfields Bruckhaus Deringer, the Underwriters’ legal adviser as to Hong Kong law, addressed to the Sole Sponsor and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and dated the Listing Date, and in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators.

11.

Four signed originals of the certificate of the Chief Executive Officer of the Company, dated the Listing Date, and in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators, which letter shall cover, inter alia, the truth and accuracy as of the Listing Date of the representations and warranties of the Company contained in this Agreement.

12.

Four signed originals of the certificate of the Chief Financial Officer of the Company, dated the Listing Date, and in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators, which certificate shall cover financial, operational and business data contained in each of the Hong Kong Prospectus, the Disclosure Package and the Final Prospectus that are not comforted by the Reporting Accountants.

13.	Four signed originals of the certificate of the secretary of the Company, dated the Listing Date, and in form and substance satisfactory to the Sole Sponsor and the Joint Global Coordinators.

14.	Four certified true copies of the Price Determination Agreement duly signed by the parties thereto.

15.	Four certified true copies of the Forms B duly completed and signed by each of the Directors.

16.

Four certified true copies of the written resolutions by the authorized attorneys or committee of the Board approving the determination of final Public Offer Price and International Offer Price, the basis of allocation and the allotment and issue of the Offer Shares to the allottees.

SCHEDULE 4

SET-OFF ARRANGEMENTS

1.

This Schedule sets out the arrangements and terms pursuant to which the Hong Kong Public Offering Underwriting Commitment of each Hong Kong Underwriter will be reduced to the extent that it makes (or procures to be made on its behalf) one or more valid Hong Kong Underwriter’s Applications pursuant to the provisions of Clause 4.7. These arrangements mean that in no circumstances will any Hong Kong Underwriter have any further liability as a Hong Kong Underwriter to apply to purchase or procure applications to purchase Hong Kong Offer Shares if one or more Hong Kong Underwriter’s Applications, duly made by it or procured by it to be made is/are validly made and accepted for an aggregate number of Hong Kong Offer Shares being not less than the number of Hong Kong Offer Shares comprised in its Hong Kong Public Offering Underwriting Commitment.

2.

In order to qualify as Hong Kong Underwriter’s Applications, such applications must be made online through the White Form eIPO service at www.eipo.com.hk or by giving electronic application instructions through the CCASS Internet System (https://ip.ccass.com) complying in all respects with the terms set out in the section headed “How to apply for Hong Kong Offer Shares” in the Hong Kong Prospectus by not later than 12:00 noon on the Acceptance Date in accordance with Clause 4.4. Copies of records for such applications will have to be faxed to Joint Global Coordinators immediately after completion of such applications. Each such application must bear the name of the Hong Kong Underwriter by whom or on whose behalf the application is made and there must be clearly marked on the applications “Hong Kong Underwriter’s Application”, to the extent practicable.

3.	No preferential consideration under the Hong Kong Public Offering will be given in respect of Hong Kong Underwriter’s Applications.

SCHEDULE 5

ADVERTISING ARRANGEMENTS

The Formal Notice is to be published on the official website of the SEHK and in the following newspapers on the following dates:

Name of Publication	Date of Advertisement
SEHK website	September 1, 2020
Company’s website	September 1, 2020
South China Morning Post	September 1, 2020
Hong Kong Economic Times	September 1, 2020

IN WITNESS whereof this Agreement has been entered into the day and year first before written.

SIGNED by Joey WAT	)
duly authorized for and on behalf of	)	/s/ Joey Wat
YUM CHINA HOLDINGS, INC.	)

SIGNED by Raghav Maliah	)
for and on behalf of	)	/s/ Raghav Maliah
GOLDMAN SACHS (ASIA) L.L.C.	)
(Incorporated in Delaware, U.S.A. with limited liability)	)

SIGNED by Christopher Laskowski, MD	)
for and on behalf of	)	/s/ Christopher Laskowski
CITIGROUP GLOBAL MARKETS ASIA LIMITED	)

SIGNED by MENG Xianjun	)
for and on behalf of	)	/s/ Meng Xianjun
CMB INTERNATIONAL CAPITAL LIMITED	)

SIGNED by CAI Yulong	)
for and on behalf of	)	/s/ CAI Yulong
CMB INTERNATIONAL CAPITAL LIMITED	)

SIGNED by Evan Feng	)
for and on behalf of	)	/s/ Evan Feng
UBS AG HONG KONG BRANCH	)

SIGNED by Alex Yang	)
for and on behalf of	)	/s/ Alex Yang
UBS AG HONG KONG BRANCH	)

SIGNED by Raghav Maliah	)	/s/ Raghav Maliah
For and on behalf of	)
GOLDMAN SACHS (ASIA) L.L.C.	)
(Incorporated in Delaware, U.S.A. with limited liability)	)
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein)	)

SIGNED by Christopher Laskowski, MD	)	/s/ Christopher Laskowski
For and on behalf of	)
CITIGROUP GLOBAL MARKETS ASIA LIMITED	)
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein)	)

SIGNED by MENG Xianjun	)	/s/ MENG Xianjun
For and on behalf of	)
CMB INTERNATIONAL CAPITAL LIMITED	)
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein)	)

SIGNED by CAI Yulong	)	/s/ CAI Yulong
For and on behalf of	)
CMB INTERNATIONAL CAPITAL LIMITED	)
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein)	)

SIGNED by Evan Feng	)	/s/ Evan Feng
For and on behalf of	)
UBS AG HONG KONG BRANCH	)
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein)	)

SIGNED by Alex Yang	)	/s/ Alex Yang
For and on behalf of	)
UBS AG HONG KONG BRANCH	)
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein)	)